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                                                                   Exhibit 4.1



                              AFFILIATION AGREEMENT

This Affiliation Agreement ("Affiliation Agreement") dated as of February 27, 1999 is entered into by and between FIFTH THIRD BANCORP, a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Cincinnati, Hamilton County, Ohio ("Fifth Third"), and EMERALD FINANCIAL CORP., a corporation organized and existing under the corporation laws of the State of Ohio, with its principal office located in Strongsville, Cuyahoga County, Ohio ("Emerald").

                              W I T N E S S E T H :

WHEREAS, Fifth Third is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and Emerald is a unitary savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended ("HOLA"), and Fifth Third and Emerald desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio pursuant to which at the Effective Time (as herein defined in Section IX) Emerald will be merged into Fifth Third, with Fifth Third to be and become the surviving corporation (the "Merger");

WHEREAS, Emerald owns all of the outstanding stock of The Strongsville Savings Bank, an Ohio-chartered savings association ("Thrift Subsidiary"), which, at the Effective Time, will be merged with and into Fifth Third's wholly owned subsidiary Fifth Third Bank, Northwestern Ohio, N.A., a national banking association ("Fifth Third Bank, N.W."), with Fifth Third Bank, N.W. to become the surviving corporation (the "Subsidiary Merger");

WHEREAS, under the terms of this Agreement each of the issued and outstanding shares of the Common stock, no par value per share, of Emerald which are issued and outstanding (excluding any treasury shares and preferred shares) immediately prior to the Effective Time will at the Effective Time be canceled and extinguished and in substitution therefor such Emerald shares will, at the Effective Time, be converted into shares of the Common Stock, without par value, of Fifth Third ("Fifth Third Common Stock"), all as more fully provided in this Agreement;

WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code");

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Fifth Third and Emerald, agree together as follows:

I. MODE OF EFFECTUATING CONVERSION OF SHARES

A. Upon the terms and conditions set forth in the Agreement, Emerald shall be merged with and into Fifth Third.

B. At the Effective Time (as defined in Article IX) all of the shares of Fifth Third Common Stock that are issued and outstanding or held by Fifth Third as treasury shares immediately prior to



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the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of the surviving corporation. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the Effective Time, entitling the holders to subscribe for purchase of any shares of the capital stock of any class of Fifth Third, and any securities outstanding at such time that are convertible into shares of the capital stock of any class of Fifth Third will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of the class of capital stock of Fifth Third to which they are entitled under the terms of the governing documents.

C. 1. At the Effective Time, each of the shares of the Common Stock, no par value per share, of Emerald that is issued and outstanding immediately prior to the Effective Time ("Emerald Common Stock") will, when the Merger becomes effective, be converted by virtue of the Merger and without further action, into
 .30 shares of Fifth Third Common Stock (the "Exchange Ratio"), or cash in lieu thereof for fractional shares, if any, as described in the immediately succeeding paragraph, subject to adjustment as provided in Section I.F. below. All issued and outstanding shares of the Preferred Stock of Emerald, if any, shall be canceled at the Effective Time. At the Effective Time, all shares of Emerald Common Stock held in treasury will be canceled and terminated and will not be converted into shares of Fifth Third Common Stock.

         2. At the Effective Time, each award, option, or other right to purchase or acquire shares of Emerald Common Stock pursuant to stock options ("Emerald Rights") granted by Emerald under the 1994 Long Term Incentive Plan and the 1998 Stock Option and Incentive Plan ("Stock Plan"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become options with respect to Fifth Third Common Stock, and Fifth Third shall assume each Emerald Right, in accordance with the terms of the Stock Plan and stock option agreement by which the Emerald Right is evidenced, except from and after the Effective Time, (i) Fifth Third and its Compensation Committee shall be substituted for the Committee of Emerald's Board of Directors (including, if applicable, the entire Board of Directors of Emerald) administering such Stock Plan, (ii) each Emerald Right assumed by Fifth Third may be exercised solely for shares of Fifth Third Common Stock, (iii) the number of shares of Fifth Third Common Stock subject to such Emerald Right shall be equal to the number of shares of Emerald Common Stock subject to such Emerald Right immediately prior to the Effective Time multiplied by the Exchange Ratio, however, such number of Emerald Rights shall not exceed 481,412 shares in the aggregate, which amount equals the number of Emerald Rights in existence on the date of this Agreement, and (iv) the per share exercise price under each such Emerald Right shall be adjusted by dividing the per share exercise price under each such Emerald Right by the Exchange Ratio and rounding up to the nearest four decimal places. Notwithstanding, the provisions of clause (iii) of the preceding sentence, Fifth Third shall not be obligated to issue any fraction of a share of Fifth Third Common Stock upon exercise of Emerald Rights and any fraction of a share of Fifth Third Common Stock that otherwise would be subject to a converted Emerald Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the Applicable Market Value Per Share of Fifth Third Common Stock as defined in Article I Section E hereof. In addition, notwithstanding the foregoing, each Emerald Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the



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Code. Fifth Third agrees to take all reasonable steps which are necessary to effectuate the foregoing provisions of this Section.

         3. The grants pursuant to the Stock Plan shall continue in effect on the terms and conditions (subject to the adjustments required by Section I.C.2 after giving effect to the Merger), and Fifth Third shall take all reasonable steps to comply with the terms of the Stock Plan to ensure, to the extent reasonably required by, and subject to the provisions of, the Stock Plan, the Emerald Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Fifth Third shall take all corporate action necessary to reserve for issuance sufficient shares of Fifth Third Common Stock for delivery upon exercise of Emerald Rights assumed by Fifth Third in accordance with this Section. Within 60 days after the Effective Time, Fifth Third shall file, if required by applicable laws or regulations, a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or appropriate forms), with respect to shares of Fifth Third Common Stock subject to the Emerald Rights assumed by Fifth Third in accordance with this Section and shall use its reasonable efforts to maintain the effectiveness of such registration statements and maintain the current status of the prospectus or prospectuses contained therein), as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

D. At the Effective Time, all of the shares of Emerald Common Stock, whether issued or unissued (including treasury shares), will be canceled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as shareholders of Emerald, except as aforesaid, their sole rights as shareholders shall pertain to the Fifth Third Common Stock and cash in lieu of fractional shares, if any (as described in the immediately succeeding paragraph), into which their Emerald Common Stock shall have been converted by virtue of the Merger.

E. After the Effective Time, each holder of a certificate or certificates for shares of Emerald Common Stock, upon surrender of the same duly transmitted to Fifth Third Trust Department, as Exchange Agent (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Fifth Third Common Stock into which such holder's shares of Emerald Common Stock shall have been converted by the Merger pursuant to the Exchange Ratio, plus a cash payment for any fraction of a share to which the holder is entitled, in lieu of such fraction of a share, equal in amount to the product resulting from multiplying such fraction by the per share closing price of Fifth Third Common Stock as reported on the NASDAQ National Market System on the Effective Time (the "Applicable Market Value Per Share of Fifth Third Common Stock"). Within seven
(7) business days after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Emerald shareholder of record at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing Emerald Common Stock in exchange for new certificates of Fifth Third Common Stock. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Emerald Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of full shares of Fifth Third Common Stock into which the same shall have been converted; provided, however, that dividends or



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distributions otherwise payable with respect to shares of Fifth Third Common
Stock into which Emerald Common Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of Emerald Common Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject however to the operation of any applicable escheat or similar laws relating to unclaimed funds.

F. The Exchange Ratio referred to in Paragraph C of this Article I shall be adjusted so as to give the Emerald shareholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, distributions or combinations or subdivisions of Fifth Third Common Stock effected between the date of this Agreement and the Effective Time. In the event between the date of this Agreement and the Effective Time, Fifth Third has engaged in either the distribution of any of its assets (other than a cash dividend), or caused the distribution of capital stock in a company which holds any asset(s) previously held by Fifth Third or in any affiliate thereof, to the Fifth Third shareholders, then the Exchange Ratio shall be increased in such amount so that the equivalent fair market value of such transaction shall also be distributed to the Emerald shareholders, as of the Effective Time, provided, however, if, prior to the Effective Time, Fifth Third should split, reclassify or combine the Fifth Third Common Stock, or pay a stock dividend or other stock distribution in Fifth Third Common Stock, as of a record date prior to the Effective Time, appropriate adjustments (rounded to four digits to the right of the decimal point) will be made to the Exchange Ratio and the total number of shares of Fifth Third Common Stock to be issued in the transaction so as to maintain the proportional interest in Fifth Third Common Stock which the shareholders of Emerald would otherwise have received.

G. When all necessary documents have been filed and recorded in accordance with the laws of the State of Ohio, and the Merger becomes effective, the separate existence of Emerald shall cease and Emerald shall be merged into Fifth Third (which will be the "Surviving Corporation"), and which shall continue its corporate existence under the laws of the State of Ohio under the name "Fifth Third Bancorp".

H. The Second Amended Articles of Incorporation, as amended, of Fifth Third of record with the Secretary of State of Ohio as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended as provided by law.

I. The Directors of Fifth Third who are in office at the Effective Time shall be the directors of the Surviving Corporation, each of whom shall continue to serve as a Director for the term for which he was elected, subject to the Regulations of the Surviving Corporation and in accordance with law. The officers of Fifth Third who are in office at the time the Merger becomes effective shall be the officers of the Surviving Corporation, subject to the Regulations of the Surviving Corporation and in accordance with law.

J. The Regulations of Fifth Third at the Effective Time shall be the Regulations of the Surviving Corporation, until amended as provided therein and in accordance with law.





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K. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of Ohio. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of Emerald shall cease; Fifth Third shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Fifth Third and Emerald, and all obligations owing by or due each of Fifth Third and Emerald shall be vested in, and become the obligations of, Fifth Third, without further act or deed, including, without limitation, any liability to Dissenting Shareholders under Sections 1701.84 and 1701.85 of the Ohio Revised Code laws; and all rights of creditors of each of Fifth Third and Emerald shall be preserved unimpaired, and all liens upon the property of each of Fifth Third and Emerald shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time.

L. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of Emerald in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of Emerald and otherwise to carry out the purposes of this Agreement.




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M. This Agreement shall be filed (only if necessary) and recorded along with
Articles or a Certificate of Merger in accordance with the requirements of the laws of the State of Ohio. This Agreement shall not be filed with the Secretary of the State of Ohio until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Article VI of this Agreement shall have been fully met or effectively waived.

N. The Merger is a reorganization within the meaning of Section 368(a) of the Code, and the Agreement and the Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code.

O. 1. Each outstanding share of Emerald Common Stock the holder of which has perfected his right to dissent under the Ohio General Corporation Law (the "OGCL") and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive Fifth Third Common Stock, and the holder thereof shall be entitled only to such rights as are granted by the OGCL. Emerald shall give Fifth Third prompt notice upon receipt by Emerald of any such written demands for payment of the fair value of such shares (such shares being referred to as "Dissenting Shares") of Emerald Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the OGCL (any shareholder duly making such demands being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation or Fifth Third. If any Dissenting Shareholders shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment, such holder's shares of Emerald Common Stock shall be converted into a right to receive Fifth Third Common Stock in accordance with the applicable provisions of this Agreement.

         2. No holder of Fifth Third Common Stock shall be entitled to relief as a dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise.

II.      REPRESENTATIONS AND WARRANTIES OF EMERALD.

Emerald represents and warrants to Fifth Third that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in
Schedule 1 hereto delivered by Emerald to Fifth Third in connection with the execution of this Agreement by Fifth Third:

A. Emerald (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio and is a registered unitary savings and loan holding company under the HOLA; (ii) is duly authorized to conduct the business in which it is engaged; (iii) has 20,000,000 shares, no par value per share, of Emerald Common Stock and no shares of Preferred Stock ("Emerald Preferred Stock") authorized pursuant to its Articles of Incorporation, which are the total number of shares Emerald is authorized to have outstanding; (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Emerald of any kind, other than (a) 10,968,551 shares of Emerald Common Stock, which presently are authorized, duly issued and outstanding and fully paid and non-assessable as of February 24, 1999, and (b) options to purchase a total of 481,412 shares of Emerald Common Stock as of February 24, 1999, which were granted to and are currently





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held by the employees, officers and Directors of Emerald and/or Thrift
Subsidiary; (v) owns of record and beneficially free and clear of all liens and encumbrances, all of the 2,530,800 outstanding shares of the capital stock of the Thrift Subsidiary, no par value per share, (vi) owns of record and beneficially free and clear of all liens and encumbrances, the one (1) outstanding share of the common stock of the Emerald Development Corp., an Ohio corporation ("EMD Corp."), no par value per share. EMD Corp. is an inactive corporation without any assets or liabilities. Emerald has no direct or indirect subsidiaries other than Thrift Subsidiary and EMD Corp.

B. Thrift Subsidiary is duly incorporated, validly existing and in good standing as an Ohio-chartered savings association under the laws of the State of Ohio, and has all the requisite power and authority to conduct the savings association business as now conducted by it; and Thrift Subsidiary does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of the Thrift Subsidiary of any kind, other than 2,530,800 shares of the common stock, no par value per share, of the Thrift Subsidiary owned of record and beneficially by Emerald. The Thrift Subsidiary owns of record and beneficially free and clear of all liens and encumbrances, all of the 1,000 outstanding shares of the capital stock of the Dennis Financial Corp., an Ohio corporation ("DF Corp."), no par value per share. DF Corp. is an inactive corporation with no assets or liabilities. The Thrift Subsidiary has no direct or indirect subsidiaries other than DF Corp.

C. Emerald has previously furnished to Fifth Third its audited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as at December 31, 1997, and for the year then ended, together with the opinions of its independent certified public accountants associated therewith. Emerald also has previously furnished to Fifth Third the Thrift Financial Reports as filed with OTS of the Thrift Subsidiary as at December 31, 1995, 1996 and 1997. Emerald also has furnished to Fifth Third (i) its unaudited, consolidated financial statements as at December 31, 1998, and for the twelve (12) months then ended, and (ii) the Thrift Financial Reports as filed with the OTS of the Thrift Subsidiary for the quarter ended December 31, 1998. As soon as they are available, Emerald will provide to Fifth Third Emerald's audited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as at December 31, 1998, and for the year then ended, together with the opinions of Emerald's independent certified public accountants associated therewith. Such audited consolidated financial statements of Emerald fairly present or will fairly present, as applicable, the consolidated financial condition of Emerald as of the date thereof, and for the years or periods covered thereby in conformity with generally accepted accounting principles, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and year-end adjustments to interim results). There are no material liabilities, obligations or indebtedness of Emerald or the Thrift Subsidiary required to be disclosed in the financial statements so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Emerald shall furnish Fifth Third with unaudited, consolidated financial statements as at March 31, 1999, June 30, 1999 and September 30, 1999, and for the months then ended as soon as practicable, and shall continue to furnish such financial information for subsequent monthly and quarterly periods to Fifth Third as soon as practicable until the Closing Date.




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D. Emerald and the Thrift Subsidiary have good and marketable title to all of the material properties and assets reflected in its separate statement of financial condition as at December 31, 1998, and which are still owned by each and each has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

E. Except as disclosed in Schedule 1 and for events relating to the business environment in general: (i) since December 31, 1998, to the date hereof there have been no material adverse changes in the financial condition, operations or business of Emerald and the Thrift Subsidiary on a consolidated or separate basis; and (ii) Emerald is not aware of any events which have occurred since December 31, 1998 to the date hereof or which as of the date hereof are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Emerald and the Thrift Subsidiary on a consolidated or separate basis, excluding in each instance matters (which shall include but not be limited to changes in general economic condition, changes in interest rates, changes in laws or regulations or changes in generally accepted accounting principles) of general application to the thrift or banking industry.

F. Except as disclosed in Schedule 1, there are no actions, suits, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Emerald, threatened against Emerald or the Thrift Subsidiary which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Emerald and the Thrift Subsidiary on a consolidated or separate basis.

G. Except as disclosed in Schedule 1, since December 31, 1998, to the date hereof Emerald and the Thrift Subsidiary each has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures, nor any material changes in its methods of business operations and has not provided any increases in employee salaries or benefits other than in the ordinary course of business. Except as disclosed in Schedule 1, since December 31, 1998, to the date hereof Emerald has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

H. Except as disclosed in Schedule 1, Emerald and the Thrift Subsidiary have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Emerald or the Thrift Subsidiary through the date hereof constitute complete and accurate representations of the tax liabilities of Emerald and the Thrift Subsidiary for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects.

I. Except as disclosed in Schedule 1, neither Emerald nor the Thrift Subsidiary is a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, Directors or employees or (ii) any material contract, lease or agreement of any other kind which is



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not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by the Thrift Subsidiary) which do not require a total expenditure over the term of the contract, lease or agreement of more than $100,000.00 thereunder.

J. Except as disclosed in Schedule 1, since December 31, 1998, to the date hereof the Thrift Subsidiary has not incurred any unusual or extraordinary loan losses which are material to Emerald and the Thrift Subsidiary on a consolidated basis; to the best knowledge of Emerald and in light of the Thrift Subsidiary's historical loan loss experience and its management's analysis of the quality and performance of its loan portfolio, as of December 31, 1998, its reserve for loan losses was, in the opinion of Emerald, adequate to absorb all known and reasonably anticipated losses as of such date.




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K. Except as disclosed in Schedule 1 and except for dealings with and obligations to McDonald Investments Inc., neither Emerald nor the Thrift Subsidiary has, directly or indirectly, dealt with any broker or finder in connection with this transaction and neither has incurred or will incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

L. 1. The Directors of Emerald, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, and have directed that this Agreement be submitted to a vote of Emerald's shareholders at the annual or a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Code of Regulations of Emerald.

         2. Emerald has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory and shareholder approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of Emerald, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of Emerald's shareholders.

         3. Except as disclosed in Schedule 1, neither the execution of the Agreement, nor the consummation of the transactions contemplated hereby and thereby, (i) conflicts with, results in a breach of, violates or constitutes a default under, Emerald's Articles of Incorporation or Code of Regulations or, to the best knowledge of Emerald, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which Emerald or the Thrift Subsidiary is subject or bound; (ii) to the best knowledge of Emerald, results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Emerald or the Thrift Subsidiary; (iii) except as disclosed in Schedule 1, terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Emerald or the Thrift Subsidiary is a party or by which Emerald's or the Thrift Subsidiary's rights, properties or assets are subject or bound; or (iv) to the best knowledge of Emerald, accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Emerald or the Thrift Subsidiary is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of subparagraphs (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six months from the date of this Agreement or which do not require the expenditure of more than $100,000 over the term of the agreement, arrangement or commitment (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by the Thrift Subsidiary).


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M. Complete and accurate copies of the (i) Articles of Incorporation and Code of
Regulations of Emerald and (ii) the Charter and Bylaws of the Thrift Subsidiary in force as of the date hereof have been delivered to Fifth Third.

N. Except as disclosed in Schedule 1, neither Emerald nor the Thrift Subsidiary nor any employee, officer or Director of any of them has engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of, or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition of Emerald and the Thrift Subsidiary. To the best knowledge of Emerald and except as disclosed in
Schedule 1, the Thrift Subsidiary possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

O. Except as disclosed in Schedule 1, neither this Agreement nor any report, statement, list, certificate or other information furnished by Emerald or the Thrift Subsidiary to Fifth Third or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to their business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the Merger) contains or shall contain (or, in the case of information relating to the proxy statement/prospectus, at the time it is mailed, in the case of the registration statement, at the time it becomes effective and in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of shareholders of Emerald is held to consider the adoption of this Agreement) an untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

P. Except as disclosed in Schedule 1, there are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or threatened against or affecting Emerald or the Thrift Subsidiary in respect to any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which sole interest of Emerald or the Thrift Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Emerald or the Thrift Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statue, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Emerald or the Thrift Subsidiary and/or require Emerald or the Thrift Subsidiary to incur expenses of more than $25,000 (whether or not covered by insurance) or
(b) would otherwise have a material adverse effect on Emerald or the Thrift Subsidiary, nor, to the best knowledge of Emerald after reasonable inquiry, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which Emerald or the Thrift Subsidiary is a plaintiff or complainant. Neither Emerald nor the Thrift Subsidiary is liable in any material respect under any applicable law for any release by either of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is Emerald or the Thrift Subsidiary liable for any material costs (as a result of the acts or omissions of Emerald or the Thrift Subsidiary or, to the best knowledge of Emerald, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Emerald or the Thrift Subsidiary to prevent or minimize any actual or threatened release by Emerald or the Thrift Subsidiary of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

Except as disclosed in Schedule 1, to the best knowledge of Emerald each "facility" owned, leased or operated by Emerald or the Thrift Subsidiary (but excluding any "facility" as to which the sole interest of Emerald or the Thrift Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Emerald or the Thrift Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of Emerald and the Thrift Subsidiary taken as a whole.

Q. 1. Benefit Plans. Schedule 1 lists the name and a short description of each Benefit Plan (as herein defined), together with an indication of its funding status (e.g., trust, insured or general company assets). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, arrangement or system of employee or director benefits maintained by Emerald or the Thrift Subsidiary for the benefit of employees, former employees or Directors of Emerald or the Thrift Subsidiary and shall include (a) any qualified retirement plan such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through trust or otherwise, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan. Through the date of this Agreement neither Emerald nor Thrift Subsidiary have made or have committed to make any contributions to any Benefit Plan outside the ordinary course of business and inconsistent with past practice with regard to amounts.

         2. Plan Documents, Reports and Filings. Except as disclosed on
Schedule 1, Emerald or the Thrift Subsidiary has provided true, complete and correct copies of all plan documents, if any, comprising each Benefit Plan, together with, when applicable, (a) the most recent summary plan description,
(b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans.

         3. Qualified Retirement Plan Compliance. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under section 201(1) of ERISA (a "Qualified Benefit Plan"), except as disclosed on Schedule 1:
(a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments) satisfied the requirements of section 401(a) of the Code, as amended by all of the laws referred to in Section 1 of Revenue Procedure 93-39, such determination letter has not been revoked or threatened to be revoked by the IRS, and the scope of such determination letter is complete and does not exclude consideration of any of the requirements or matters referred to in sections 4.02 through 4.04 of Revenue Procedure 93-39; (b) such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code;
(c) such Qualified Benefit Plan is in substantial compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan") is in material compliance with the applicable qualification requirements of Section 409 of the Code; (e) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

         4. Welfare Plan Compliance. With respect to each Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Benefit Plan"), except as noted on Schedule 1: (a) such Welfare Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been, to the best knowledge of Emerald, in compliance with applicable Code provisions; (b) such Welfare Benefit Plan has been, to the best knowledge of Emerald, operated in substantial compliance with all applicable notice, reporting and disclosure requirements of ERISA and the Code; and (c) such Welfare Benefit Plan, if a group health plan subject to the requirements of
Section 4980B of the Code ("COBRA"), has been, to the best knowledge of Emerald, operated in substantial compliance with such COBRA requirements.

         5. Prohibited Transactions. No prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

         6. Lawsuits or Claims. No material actions, suits or claims (other than routine claims of benefits) are pending or, to the best knowledge of Emerald, threatened against any Benefit Plan or against Emerald or the Thrift Subsidiary with respect to any Benefit Plan.

         7. Disclosure of Unfunded Liabilities. All material Unfunded Liabilities with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statement of Emerald and the Thrift Subsidiary or, if not, in Schedule 1. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement (GAAP), or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes Emerald or the Thrift Subsidiary and for which Emerald or the Thrift Subsidiary is liable under applicable law,
(e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

         8. Defined Benefit Pension Plan Liabilities. Emerald and the Thrift Subsidiary (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan. Except as otherwise disclosed in Schedule 1, the benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each Benefit Plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan. Neither Emerald, the Thrift Subsidiary nor any controlled group member of Emerald or the Thrift Subsidiary participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA).

         9. Independent Trustee. Emerald and the Thrift Subsidiaries (a) have not incurred any asserted or, to the best knowledge of Emerald, unasserted material liability for breach of duties assumed in connection with acting as an independent trustee of any employee pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code and which is maintained by an employer unrelated in ownership to Emerald or the Thrift Subsidiary, (b) have not authorized nor knowingly participated in a material prohibited transaction under Section 406 of ERISA and not exempt under
Section 408 of ERISA and (c) have not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the unrelated employer or against them.

         10. Retiree Benefits. Except as listed on Schedule 1 and identified as "Retiree Liability", Emerald and Thrift Subsidiary have no obligation to provide medical benefits, or life insurance benefits to or with respect to retirees, former employees or any of their relatives.

         11. Right to Amend and Terminate. Except as listed on Schedule 1, Emerald or Thrift Subsidiary has all power and authority necessary to amend or terminate each Benefit Plan without incurring any penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

         12. Material. For purposes of this Paragraph Q as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $25,000 or more, with such determination being made on the basis of the aggregate affected participants of a Benefit Plan and not with respect to any single participant.

R. The investment portfolios of Emerald and the Thrift Subsidiary consist of securities in marketable form. Except as disclosed in Schedule 1, since December 31, 1998 to the date hereof neither Emerald nor the Thrift Subsidiary has incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the thrift or banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Emerald is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Emerald's and the Thrift Subsidiary's investment portfolio on a consolidated basis.

S. Except as disclosed in Schedule 1, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Emerald, threatened against any of the Directors or officers of Emerald or the Thrift Subsidiary in their capacities as such, and no Director or officer of Emerald or the Thrift Subsidiary currently is being indemnified or seeking to be indemnified by either Emerald or the Thrift Subsidiary pursuant to applicable law or Emerald's Articles of Incorporation or Code of Regulations or the Thrift Subsidiary's Charter or Bylaws.

T. Schedule 1 sets forth, among other things, exceptions to Emerald's representations and warranties in this Section II. While Emerald has used its best efforts to identify in Schedule 1 the particular representation or warranty to which such exception relates, each such exception shall be deemed disclosed for purposes of any other representations and warranties in this Section II unless otherwise expressly stated in on Schedule 1.

U. All representations and warranties contained in this Section II shall expire at the Effective Time, and, thereafter, neither Emerald nor the Thrift Subsidiary nor any officer or director of either of them shall have any liability or obligations with respect thereto.

V. There is no agreement to which Emerald is a party which (i) prohibits or restricts Emerald's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject Fifth Third to any impediment or condition in connection with the exercise of any of Fifth Third rights under this Agreement.

W. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for Emerald's own account, or for the account of one or more of its subsidiaries or their customers, were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and
(ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Emerald or one of its subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Emerald. Neither Emerald nor its subsidiaries, nor to its knowledge any other party thereto is, in any respect material to Emerald on a consolidated basis, in breach of any of its obligations under any such agreement or arrangement.

III. REPRESENTATIONS AND WARRANTIES OF FIFTH THIRD

Fifth Third represents and warrants to Emerald that as of the date hereof or as of the indicated date, as appropriate:

A. Fifth Third is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly authorized to conduct the business in which it is engaged, and Fifth Third Bank, N.W., is a national banking association validly existing and in good standing as a corporation under the laws of the United States of America and is duly authorized to conduct the business in which it is engaged.

B. Pursuant to Fifth Third's Second Amended Articles of Incorporation, as amended, the total number of shares of capital stock Fifth Third is authorized to have outstanding is 300,500,000 of which 300,000,000 shares are classified as Common Stock without par value ("Fifth Third Common Stock") and 500,000 shares are classified as Preferred Stock without par value. Pursuant to its Proxy Statement sent to its shareholders and filed with the SEC on February 9, 1999, Fifth Third proposed to increase the authorized number of shares from 300,000,000 shares to 500,000,000 shares. As of the close of business on February 1, 1999, 267,147,048 shares of Fifth Third Common Stock were issued and outstanding and 681,214 shares were held in its treasury. As of the date of this Agreement, no shares of its Preferred Stock have been issued. Fifth Third does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options granted and to be granted to employees and Directors under its stock option plans. At February 1, 1999, (a) 13,332,886 shares of Fifth Third Common Stock were reserved for issuance in connection with outstanding options granted under it stock option plans and 11,102,535 shares were reserved for issuance under options to be granted in the future, (b) 1,420,000 shares of Fifth Third Common Stock were reserved for the issuance to the shareholders of Ashland Bankshares, Inc., (c) 1,800,000 shares of Fifth Third Common Stock were reserved for the issuance to the shareholders of Enterprise Federal Bancorp, Inc., and (d) 443,000 shares of Fifth Third Common Stock were reserved for the issuance to the shareholders of South Florida Bank Holding Corporation.

C. All shares of Fifth Third Common Stock to be received by the shareholders of Emerald as a result of the merger pursuant to the terms of this Agreement shall be, upon transfer or issuance, validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of Fifth Third.

D. Fifth Third has furnished to Emerald Fifth Third's consolidated financial statements as at December 31, 1998, December 31, 1997 and December 31, 1996 and for the respective years then ended together with the opinions of its independent public accountants associated therewith.

Such consolidated financial statements fairly present the consolidated financial condition of Fifth Third as of their respective dates and for the respective periods covered thereby in conformity with generally accepted accounting principles consistently followed throughout the periods covered thereby. Neither Fifth Third nor any significant subsidiaries of Fifth Third have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). Fifth Third will furnish to Emerald its unaudited consolidated financial statements as at March 31, 1999 and for the three (3) month period then ended as soon as such statements are publicly available, and shall continue to furnish information for subsequent calendar quarter periods to Emerald as soon as such subsequent quarterly statements become publicly available until the Closing Date.

E. Except for events relating to the business environment in general: (i) since December 31, 1998, to the date hereof there have been no material adverse changes in the consolidated financial condition, operations or business of Fifth Third; (ii) the chief executive officer and the chief financial officer of Fifth Third are not aware of any events which have occurred since December 31, 1998, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third; and (iii) since December 31, 1998, to the date hereof there have been no material changes in the methods of business operations of Fifth Third and its subsidiaries.

F. 1. The Executive Committee of the Board of Directors of Fifth Third, by resolution adopted by the members present at a meeting duly called and held, at which meeting a quorum was at all times present and acting, has approved this Agreement, including reserving for issuance to Emerald shareholders in accordance with this Agreement, a sufficient number of shares of Fifth Third Common Stock. Approval and adoption of this Agreement by the shareholders of Fifth Third is not required under Ohio law or under the Second Amended Articles of Incorporation, as amended, or Code of Regulations of Fifth Third.

         2. Fifth Third has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of Fifth Third, enforceable in accordance with its terms, except to the extent that
(i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals.

         3. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby and thereby, does or will (i) conflict with, result in a breach of, violate or constitute a default, under Fifth Third's Second Amended Articles of Incorporation, as amended, or Code of Regulations or, to the best knowledge of its chief executive officer and chief financial officer, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which Fifth Third is subject or bound; (ii) to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, result in the creation of or give any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Fifth Third or any of its subsidiaries other than such rights as may be given the shareholders of Emerald pursuant to the provisions of Sections 1701.84 and 1701.85 of the Ohio Revised Code; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Fifth Third is a party or by which Fifth Third's rights, properties or assets are subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Fifth Third is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments.

G. Complete and accurate copies of (i) the Second Amended Articles of Incorporation, as amended, and (ii) the Code of Regulations of Fifth Third in force as of the date hereof have been delivered to Emerald.

H. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither Fifth Third nor any of its subsidiaries has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of (i) any local, state or federal law or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition Fifth Third and its subsidiaries taken as a whole. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, Fifth Third and its subsidiaries possess all licenses, franchise, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

I. 1. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Fifth Third to Emerald or Emerald's agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to its business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement/prospectus, at the time it is mailed, and, in the case of the registration statement, at the time it becomes effective and, in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of shareholders of Emerald is held to consider the adoption of this Agreement) an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         2. Fifth Third has furnished to Emerald or Emerald's agents true and complete copies (including all exhibits and all documents incorporated by reference) of the following documents as filed by Fifth Third with the SEC:

         a. Fifth Third's Annual Report on Form 10-K for the year ended December 31, 1998;

         b. any Current Report on Form 8-K with respect to any event occurring after December 31, 1998 and prior to the date of this Agreement;

         c. any report filed by Fifth Third to amend or modify any of the reports described above; and

         d. all proxy statements prepared in connection with meetings of Fifth Third's shareholders held or to be held subsequent to December 31, 1998.

The information set forth in the documents described in this subsection 2 (including all exhibits thereto and all documents incorporated therein by reference) did not, as of the dates on which such reports were filed with the SEC, (a) contain any untrue statement of a material fact, (b) omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to December 31, 1998 which Fifth Third is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Fifth Third to Emerald. Fifth Third timely shall furnish Emerald with copies of all reports filed by Fifth Third with the SEC subsequent to the date of this Agreement and until the Closing Date.

J. There are no actions, suits, proceedings, investigations or assessments of any kind pending or, to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, threatened against Fifth Third or any Fifth Third subsidiary, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third.

K. Since December 31, 1998 to the date hereof, none of Fifth Third's banking subsidiaries and thrift subsidiaries has incurred any unusual or extraordinary loan losses which would be material to Fifth Third on a consolidated basis; and to the best knowledge and belief of the chief executive officer and chief financial officer of Fifth Third, and in the light of any banking or thrift subsidiary's historical loan loss experience and their managements' analysis of the quality and performance of their respective loan portfolios, as of December 31, 1998, their consolidated reserves for loan losses are adequate to absorb all known and reasonably anticipated losses as of such date.

L. Fifth Third and its subsidiaries have filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively.

M. Fifth Third has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

N. Fifth Third has no unfunded liabilities with respect to any Benefit Plan (as such term is defined in subparagraph Q.1. of Section II hereof, but applied to Fifth Third, its subsidiaries and affiliates) that are material, either individually or in the aggregate, to Fifth Third on a consolidated basis and that have not been recorded and disclosed as required by generally accepted accounting principles (GAAP) in the most recent year-end, audited financial statements of Fifth Third supplied to Emerald pursuant to Paragraph D of Section III hereof.

O. The investment portfolios of Fifth Third and its subsidiaries and affiliates consist of securities in marketable form. Since December 31, 1998, to the date hereof Fifth Third and its affiliates, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for events relating to the business environment in general, including market fluctuations, the management of Fifth Third is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of Fifth Third and its affiliates on a consolidated basis.

P. As of the date hereof, Fifth Third is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

Q. All representations and warranties contained in this Section III shall expire at the Effective Time, and thereafter, neither Fifth Third nor any officer or Director of Fifth Third shall have any further liability or obligation with respect thereto, except for any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

IV. OBLIGATIONS OF EMERALD BETWEEN THE DATE OF THIS AGREEMENT AND
    THE EFFECTIVE TIME.

A. Emerald, in consultation with Fifth Third, will take all actions necessary to call and hold an annual or a special meeting of Emerald's shareholders as soon as practicable after the Fifth Third registration statement relating to this transaction has been declared effective by the Securities and Exchange Commission (the "SEC") and under all applicable state securities laws for the purpose of approving and adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. The Board of Directors of Emerald intends to inform the shareholders of Emerald in the proxy materials relating to the annual or special meeting that all Directors of Emerald presently intend to vote all shares of Emerald Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and all Directors will recommend approval of this Agreement to the other shareholders of Emerald, subject only to such Directors' fiduciary obligations, the Directors' receipt of an updated fairness opinion from McDonald Investments Inc. received immediately prior to the effectiveness of the registration statement and Emerald's review of Fifth Third's registration statement to be filed with the SEC as set forth in Article IV Section A hereof and Emerald's reasonable satisfaction with the information set forth therein.

B. (i) Consistent with generally accepted accounting principles, Emerald agrees that on or before the Effective Time based on a review of the Thrift Subsidiary's loan losses, current classified assets and commercial, multi-family and residential mortgage loans and investment portfolio, Emerald will work with Fifth Third with the goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with the guidelines used within the Fifth Third holding company system, provided that no adjustment to general valuation allowances or reserves shall be made until immediately prior to the Effective Time and all conditions precedent to the obligations of the parties hereto have either been satisfied or waived as confirmed by such parties in writing. Fifth Third shall provide such assistance and direction to Emerald as is necessary in conforming to such polices, practices, procedures and asset dispositions which are mutually agreeable between the date of this Agreement until the Effective Time; and (ii) from the date of this Agreement until the Effective Time, Emerald and the Thrift Subsidiary each will be operated in the ordinary course of business, and neither of them will, without the prior written consent of Fifth Third, which consent shall not be unreasonably withheld: except for ordinary costs and expenses incurred in the construction of the Northfield branch and the Avon Lake office (provided that Emerald consults with Fifth Third regarding the Northfield branch prior to commencing any construction thereof) and payments owed for labor, materials and furniture relating to the repairs and improvement to Emerald's headquarters, make any changes in its capital or corporate structures; issue any additional shares of its Common Stock other than pursuant to the exercise of options granted prior to the date hereof; issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof; or, issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $25,000, make, enter into or renew any agreement for services to be provided to Emerald or the Thrift Subsidiary or permit the automatic renewal of any such agreement, other than the agreements identified in Schedule 1 which are specifically identified on such Schedule as agreements which Emerald intends to renew, except any agreement for services having a term of not more than three months or requiring the expenditure of not more than $25,000 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such contract if such failure would constitute a renewal), open for business any branch office which has been approved by the appropriate regulatory authorities but not yet opened or apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office, however, Emerald may proceed to file an application with appropriate regulatory authorities for operation of its proposed Northfield branch; acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies; other than such Agreements existing on the date hereof and disclosed to Fifth Third; declare or pay any cash dividends on its own stock other than normal and customary cash dividends per quarter paid in such amounts and at such times as Emerald historically has done on its Common Stock and which shall not exceed $.05 per share or be paid more frequently than once per calendar quarter, provided this covenant shall only apply to Emerald, and provided further that notwithstanding anything to the contrary herein, Emerald and Fifth Third shall cooperate in selecting the Effective Time to ensure that the holders of Emerald Common Stock do not become entitled to receive both a dividend with respect to their Emerald Common Stock and a dividend with respect to their Fifth Third Common Stock or fail to be entitled to receive any dividend with respect to any quarterly period or portion thereof in which the Effective Time occurs; pay any stock dividends or make any other distributions on its stock other than cash dividends as described in the immediately preceding clause; change or otherwise amend any Benefit Plans other than as required by law or as contemplated herein; and provide any increases in employee salaries or benefits other than in the ordinary course of business, Emerald agrees that it will not sell or otherwise dispose of or encumber any of the shares of the capital stock of the Thrift Subsidiary which are now owned by it.

C. Not later than the 15th day prior to the mailing of Emerald's proxy statement with respect to the Merger, Emerald shall deliver to Fifth Third a list of each person that, to the best of Emerald's knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an "affiliate" of it as that term is used in Rule 145 under the Securities Act of 1933, as amended, or SEC Accounting Series Releases 130 and 135 (the "Emerald Affiliates"). Emerald shall use its best efforts to cause each Emerald Affiliate to execute and deliver to Fifth Third on or before the mailing of such proxy statement an agreement in the form of Appendix D hereto.

D. Subsequent to December 31, 1998 through the Closing Date, Emerald and the Thrift Subsidiary will accrue during 1999 (a) an amount to distribute as a retention bonus to employees of the Thrift Subsidiary payable to the employees, in the amounts and on the terms set forth on Schedule 1, and (b) an amount sufficient to fund pro rata annual incentive compensation payments, annual bonus plan payments and non-annual incentive plan payments in the amounts, for their employees eligible for such payments all of which are payable as more fully set forth in Schedule 1. Emerald shall be entitled to make such payments based upon the earnings and operating profitability of Emerald and the Thrift Subsidiary without deduction of merger-related expenses.

V.  COOPERATION AND OTHER OBLIGATIONS AND OTHER COVENANTS

A. Fifth Third will, prepare and cause to be filed at its expense such applications and other documents with the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions, the Office of Thrift Supervision, and any other governmental agencies as are required to secure the requisite approval of such agencies to the consummation of the transactions provided for in this Agreement, and the parties shall cooperate in the preparation of an appropriate registration statement, including the prospectus, proxy statement, and such other documents necessary to comply with all federal and state securities laws relating to the registration and issuance of the shares of Fifth Third Common Stock to be issued to the shareholders of Emerald in this transaction (the expenses thereof, other than accounting, legal, investment banking, financial consulting and associated expenses of Emerald and its affiliates, to be paid by Fifth Third), and any other laws applicable to the transactions provided for in this Agreement. Fifth Third shall use all reasonable efforts to file all such applications within ninety (90) days of the date of this Agreement and to secure all such approvals. Emerald agrees that it will, as promptly as practicable after request and at its own expense, provide Fifth Third with all information and documents concerning Emerald and Thrift Subsidiary, as shall be required in connection with preparing such applications, registration statements and other documents and in connection with securing such approvals. Prior to filing any such applications or other documents with the applicable governmental agencies, Fifth Third shall provide copies thereof to Emerald. Fifth Third agrees that it will, as promptly as practicable after request and at its own expense, provide Emerald with all information and documents concerning Fifth Third and its subsidiaries as shall be required in connection with preparing such applications, registration statements and other documents which are to be prepared and filed by Emerald and in connection with approvals required to be obtained by Emerald hereunder. Prior to filing any such applications, statements or other documents with the applicable governmental agency, Emerald shall provide, at least five (5) days prior to the filing date, copies thereof to Fifth Third.

B. Each of the parties hereto agrees to use its best efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies.

C. Emerald agrees to permit Fifth Third, its officers, employees, accountants, agents and attorneys, and Fifth Third agrees to permit Emerald, its officers, employees, accountants, agents and attorneys, to have reasonable access during business hours to their respective books, records and properties, and those of the Thrift Subsidiary and Fifth Third Bank, N.W., as well, for the purpose of making a detailed examination, or updating and amplifying prior examinations, of the financial condition, assets, liabilities, legal compliance, affairs and the conduct of the business of Emerald and the Thrift Subsidiary or Fifth Third or Fifth Third Bank, N.W., as the case may be, prior to the Effective Time, and also to permit the monitoring of the foregoing on an ongoing basis (such rights of examination and monitoring to be subject to the confidentiality obligations set forth in such Paragraph VII.D. hereof); provided, however, that any such examination by Fifth Third or Emerald shall not relieve Fifth Third or Emerald from any responsibility or liability for any material misrepresentation or material breach of warranty hereunder discovered in the course of or subsequently to such examination and prior to the Effective Time.

D. If all Emerald Rights have not been exercised prior to the Effective Time, such Emerald Rights shall be converted to options to purchase Fifth Third Common Stock based on the Exchange Ratio with the option exercise price adjusted accordingly to take into account the change in the number of options.

E. (1) Emerald or Thrift Subsidiary shall take all actions necessary to freeze the Qualified Benefit Plans as of a date least thirty (30) days prior to the Effective Time such that no further contributions (including employee 401(k) contributions) shall be made under the Qualified Benefit Plans after the Effective Time. Emerald and Thrift Subsidiary shall have the right to make discretionary contributions to the Thrift Subsidiary Profit Sharing Plan ("Profit Sharing Plan") with respect to the 1999 plan year but such contributions shall not exceed $270,000 (as reduced, if applicable, by the amounts described in (6) below), provided that the Profit Sharing Plan is first amended in a manner approved in advance by Fifth Third (which approval shall not be unreasonably withheld or delayed) to provide for the allocation of the contribution for the period prior to the Effective Time. In addition, Emerald and Thrift Subsidiary shall be entitled to continue to make employer contributions to the 401(k) plan so long as such contributions are required by the 401(k) plan and are consistent with prior levels and rates of employer contributions.

         (2) If Fifth Third so requests, Emerald or the Thrift Subsidiary shall develop a plan and timetable for terminating any or all of the Qualified Benefit Plans, and, with the advance written approval of Fifth Third, shall proceed with the implementation of said termination plan and timetable.

         (3) Emerald and Thrift Subsidiary, without the advance written consent of Fifth Third, which shall not be unreasonably withheld or delayed, shall not
(a) adopt any amendments to the Qualified Benefit Plans after the date of this Agreement (except as set forth in Section (1) above); or (b) make any distributions from the Qualified Benefit Plans after the date of this Agreement; or (c) except as set forth in Section (1) above, make any contributions to the Qualified Benefit Plans (except 401(k) employee contributions) after the date of this Agreement.

         (4) Emerald or Thrift Subsidiary shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third demonstrating that the requirements of Sections 404, 412, 415, 416, 401(k) and (m) of the Code have been satisfied by all of its Qualified Benefit Plans.

         (5) With respect to any Benefit Plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting without Fifth Third's consent whether or not such discretionary acceleration of vesting is provided under the terms of the Benefit Plan; provided that a Benefit Plan which pursuant to its terms provides for an acceleration of vesting upon a change of control of Emerald shall not be deemed to involve a discretionary acceleration of vesting and vesting thereunder shall accelerate as of the Effective Time.

         (6) (a) Within three (3) weeks of the date of the Agreement, Emerald or Thrift Subsidiary shall cause to be filed with the Internal Revenue Service applications for complete determination letters covering (i) The Strongsville Savings Bank 401(k) Retirement Savings Plan including any and all amendments to that plan (including in particular the amendments executed on November 28, 1995 and March 26, 1997) and (ii) The Strongsville Savings Bank, Profit Sharing Plan including any and all amendments to the plan.

         (b) Within three (3) weeks of the date of the Agreement, Emerald or Thrift Subsidiary shall cause the testing required by Code Sections 415, 404 and 416 to be properly computed for the years 1995 through 1998; and the results of those tests shall be provided to Fifth Third. If any of those limits are violated, Fifth Third may require Emerald or Thrift Subsidiary to properly compute the tests for earlier years.

         (c) If there are any violations of the limits referred to in (b) above or if any other violations or requirements applicable to the Qualified Benefit Plans are identified, Emerald or Thrift Subsidiary shall take such corrective actions as Fifth Third requires.

         (d) Any and all costs incurred by Emerald or Thrift Subsidiary in connection with (a), (b) and (c) above including but not limited to any required plan contributions, taxes, penalties or other payments to the IRS, legal fees and administrative firm fees that, in total are in excess of $100,000, shall reduce the $270,000 amount that otherwise could be contributed under (1) above so that only the net amount may be contributed.


VI. CONDITIONS PRECEDENT TO CLOSING.

A. Conditions to the Obligations of Each of the Parties:

The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

         1. The shareholders of Emerald shall have duly approved and adopted this Agreement in accordance with and as required by law and in accordance with Emerald's Articles of Incorporation and Code of Regulations.

         2. All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Ohio Division of Financial Institutions, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to the extent required.

         3. Prior to or at the Effective Time, no material investigation by any state or federal agency shall have been threatened or instituted seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby and no material governmental action or proceeding shall have been threatened or instituted before any court or government body or authority, seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to Fifth Third or Emerald and other than regularly scheduled regulatory examinations.

         4. Any waiting period mandated by law in respect of the final approval by any applicable Federal regulator(s) of the transaction contemplated herein shall have expired.

B.  Conditions to the Obligations of Fifth Third:

The obligation of Fifth Third to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Fifth Third in a writing delivered to Emerald which specifically refers to the condition or conditions being waived:

         1. All of the representations and warranties of Emerald set forth in
Section II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date, except for (i) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (ii) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Emerald and the Thrift Subsidiary taken as a whole.

         2. Emerald shall have performed all of the obligations required of it under the terms of this Agreement, except for breaches of obligations which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Emerald and the Thrift Subsidiary taken as a whole.

         3. Grady & Associates, counsel for Emerald and the Thrift Subsidiary, shall have delivered an opinion addressed to Fifth Third in substantially the form appended hereto as Appendix A.

         4. The aggregate amount of consolidated shareholders' equity (including Common Stock and Retained Earnings and excluding Treasury Stock) of Emerald immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with generally accepted principles, consistently applied, shall not be less than $54,784,000. For purposes of this subparagraph 4 to Section VI.B., (A) any expenses or accruals after the date hereof relating to (i) the adjustments contemplated by
Section IV.B.(i) herein, (ii) termination or funding of any of Emerald's or the Thrift Subsidiary's Benefit Plans, as contemplated herein, (iii) expenses associated with the Merger, or (iv) expenses or losses associated with the valuing of the investments of Emerald or the Thrift Subsidiary at current market value as required by generally accepted accounting principles (including without limitation the requirements of accounting rule SFAS 115) shall be excluded for purposes of calculation of Emerald's shareholders' equity as contemplated herein prior to the Effective Time.

         5. Emerald's independent certified public accountants shall have reviewed the unaudited consolidated financial statements of Emerald as at the end of the month immediately preceding the Effective Time, as well as the unaudited separate financial statements of the Thrift Subsidiary as of the same date, performed such other auditing procedures as may be requested by Fifth Third and reported in good faith that they are not aware of any material modifications which would have a material adverse effect on the financial condition of Emerald or the Thrift Subsidiary that should be made in order for such financial statements to (i) be in conformity with generally accepted accounting principles, consistently applied, excluding the presentation of footnotes, and (ii) accurately state the financial condition and results of operations of Emerald and the Thrift Subsidiary, and such modifications, in either case, would have a material adverse effect on the financial condition of Emerald or the Thrift Subsidiary.

         6. The receipt of a certificate from Emerald and the Thrift Subsidiary, executed by the chief executive officer and chief financial officer of each, dated the Closing Date, certifying to the best knowledge and belief of the chief executive officer and chief financial officer of each that: (i) all of the representations and warranties set forth in Section II hereof were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and (ii) each of Emerald and the Thrift Subsidiary has met and fully complied in all material respects with all of the obligations required of each of Emerald and the Thrift Subsidiary under the terms of this Agreement.

         7. The total issued and outstanding shares of Emerald Common Stock shall not exceed 11,449,963 shares including all options to purchase Emerald Common Stock. As of the date of execution of this Agreement, Emerald shall have taken all steps necessary to cease accepting contributions in the form of cash or dividend reinvestments with respect to Emerald's Dividend Reinvestment Plan (the "Emerald DRI Plan").

         8. (a) In consideration of the consummation of this transaction, the Directors of Emerald shall execute and deliver to Fifth Third an agreement by which the Directors shall agree for the Restricted Period to refrain from directly or indirectly, whether for their own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Ohio, Kentucky, Indiana, Florida or Arizona, engage in providing Banking Services (as defined below) on behalf of any other business organization who is a competitor of Fifth Third, (ii) provide Banking Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with Fifth Third's or any Affiliate's business relationships with any Client, (iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than Fifth Third or an Affiliate relating to Banking Services of any type, (v) endeavor or entice away from Fifth Third any person who the Director has actual knowledge that such person is, or was at any time during the period the Director was employed by Fifth Third or during the Restricted Period, employed by or associated with Fifth Third as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions that may interfere with Fifth Third's property rights in lists of Clients or otherwise diminish the value of such lists to Fifth Third. Notwithstanding any provision contained in this Section 8, the restrictions contained herein shall not be applicable to (i) any activity of the Director which existed at the time of this Agreement and which was disclosed by the Director to Fifth Third, or (ii) any activity of the Director's spouse.

         (b) The term "Restricted Period" shall mean the period beginning on the Effective Date and ending the earlier of: (i) two (2) years after the removal of the Director from the Board of Directors or (ii) three (3) years from the Effective Time.

         (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by Fifth Third or its affiliates.

         (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of Fifth Third at the date of termination of employment or at any time during the two year period prior to the date of termination of the Director's term, any potential clients who to the Director's actual knowledge, have been identified and contacted by a representative of Fifth Third. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

         9. No material adverse differences or deviations exist between the financial information presented by Emerald's unaudited financial statements dated as of December 31, 1998 and the audited financial statements delivered to Fifth Third for the same period to be delivered to Fifth Third subsequent to the execution of this Agreement.

         10. On the date of execution of this Agreement, Joan M. Dzurilla executes and delivers to Fifth Third a Shareholder Support Agreement in the form of Appendix G attached hereto.

C.  Conditions to the Obligations of Emerald:

The obligation of Emerald to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Emerald in a writing delivered to Fifth Third which specifically refers to the condition or conditions being waived:

         1. All of the representations and warranties of Fifth Third set forth in Section III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

         2. Fifth Third shall have performed all of the obligations required of it under the terms of this Agreement in all material respects.

         3. Paul L. Reynolds, counsel for Fifth Third, shall have delivered an opinion addressed to Emerald in substantially the form appended hereto as Appendix B.

         4. The receipt of a certificate from Fifth Third, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to each of such officers' best knowledge and belief that: (i) all of the representations and warranties set forth in Section III were true and correct as of the date of this Agreement and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date; and, (ii) Fifth Third has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement.

         5. Fifth Third shall have registered its shares of Common Stock to be issued to the Emerald shareholders hereunder with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued. The shares of Fifth Third Common Stock to be issued to the Emerald shareholders hereunder shall have been authorized for trading on the National Market System of the National Association of Securities Dealers upon official notice of issuance.

         6. Fifth Third's Trust Department, as the Exchange Agent, will acknowledge in writing to Emerald that Fifth Third's Trust Department is in receipt of (i) certificates representing a whole number of shares of Fifth Third Common Stock to be issued to the shareholders of Emerald pursuant to this Agreement, and (ii) sufficient cash to be paid to the Emerald shareholders for fractional shares.

         7. Fifth Third shall have executed and delivered the Fifth Third Employment Contracts (as defined in Article VII, Section B, Subsection 4 of this Agreement) and provide, or make provision for payment of any and all severance payments described in Article VII below.

         8. Fifth Third and Emerald shall have received an opinion of Graydon, Head & Ritchey, dated as of the Closing Date, in form and substance satisfactory to Fifth Third and Emerald and its counsel, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will qualify as a reorganization described in Section 368 (a) of the Code. In rendering such opinion, Graydon, Head & Ritchey may require and rely upon the representations contained in the certificates of officers of Fifth Third and Emerald, as well as beneficial owners of five (5) percent or more of the outstanding Emerald Common Stock if Graydon, Head & Ritchey determines that such certificates are necessary for purposes of rendering their opinion.

         9. Fifth Third shall have received a letter from Deloitte & Touche, LLP, as Fifth Third's independent public accountant, and Emerald shall have received a letter from KPMG Peat Marwick LLP, as Emerald's independent public accountant to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

VII.     ADDITIONAL COVENANTS

A. The Thrift Subsidiary shall be merged with and into Fifth Third Bank, N.W., to be effective at the Effective Time. The parties hereto agree to cooperate with one another to effect such merger. Upon consummation of any merger of the Thrift Subsidiary, the separate corporate existence of the Thrift Subsidiary shall cease by operation of law.

B. 1. Fifth Third shall consider employing at Fifth Third or other Fifth Third subsidiaries or affiliates as many of the Emerald and Thrift Subsidiary employees who desire employment within the Fifth Third holding company system as possible, to the extent of available positions and consistent with Fifth Third's standard staffing levels and personnel policies; provided that such continuing employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Thrift Subsidiary's medical plan immediately prior to the Effective Time or any waiting period relating to coverage under Fifth Third's medical plan.

         2. Those employees who do not have an employment or severance agreement and who are not to be employed by Fifth Third or who are terminated or voluntarily resign after being notified that, as a condition of employment, such employee must work at a location more than thirty (30) miles from such employee's former location of employment or that such employee's salary will be decreased, in any case and in both cases, within thirty (30) days after the Effective Time, and who sign and deliver a termination and release agreement in the form attached as Appendix C hereto, shall be entitled to severance pay equal to, in the case of officers of Emerald or the Thrift Subsidiary, two (2) weeks of pay for each year of service up to a maximum of twelve (12) weeks of pay; in the case of all other exempt employees two (2) weeks of pay for each year of service up to a maximum of eight (8) weeks of pay; and in the case of all other employees two (2) weeks of pay for each year of service up to a maximum of eight
(8) weeks of pay for these purposes, if there has been a break in an employee's period of employment, the prior period shall be added to the current period of employment. Fifth Third shall provide sufficient notification to Emerald of those employees it will not be hiring in order that such employees terminated by Emerald can be given appropriate notice of termination in advance of the effectiveness thereof. Nothing contained in this Paragraph VII.B.2 shall be construed or interpreted to limit or modify in any way Fifth Third's at will employment policy.

         3. Any officer of Emerald or the Thrift Subsidiary who has an employment or severance agreement with Emerald or the Thrift Subsidiary as of December 31, 1998 (each a "Contract Officer") shall receive as of the Effective Time, the severance or termination payments provided for in their respective employment agreements in effect as of such date ("Contract Payments") as their sole severance payments from Emerald and Fifth Third in connection with the Merger. As a condition to receiving their Contract Payments each Contract Officer shall sign and deliver to Fifth Third a termination and release agreement. All such agreements shall be in the form attached hereto as Appendix VII.B.3. Fifth Third agrees to honor and pay on the Effective Date the change in control portions of the employment agreements of Thomas Perciak and John F. Ziegler. In addition, Fifth Third agrees to pay Mr. Perciak a retention bonus of $115,000 on the Closing Date provided Mr. Perciak remains employed by the Thrift Subsidiary through that date. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall any Contract Officer receive any payment that would be considered an "Excess Parachute Payment" pursuant to
Section 280(G) of the Code.

         4. Fifth Third agrees that (a) Thomas P. Perciak shall be appointed as Executive Vice President and Director of Fifth Third Bank, N.W. for a term of one (1) year from and after the Effective Time, (b) Kenneth J. Piechowski shall be appointed a Director of Fifth Third Bank, N.W. for a term of one (1) year from and after the Effective Time, and (c) Mike Kalinich, Sr. shall be appointed shall be appointed as a Director of Fifth Third Bank, N.W. Fifth Third shall enter into employment agreements with Thomas P. Perciak and John F. Ziegler to be employed with Fifth Third Bank, N.W. in the form of Appendix E & Appendix F, respectively, attached hereto (the "Fifth Third Employment Contracts").

         5. Subject to normal credit evaluation and standard loan guidelines, a Fifth Third subsidiary bank will provide financing to qualified option holders to allow them to fully exercise any outstanding options to purchase Fifth Third stock issued by Emerald.

         6. On or before the dates of expiration thereof, Fifth Third agrees to allow Emerald to renew the term of each of the severance agreements with the employees of Emerald and the Thrift Subsidiary as more fully described on
Schedule 1, on the same terms and conditions as are currently in place, other than the expiration date set forth therein, copies of which have been provided to Fifth Third by Emerald.

         7. Fifth Third agrees that it will honor, assume and perform the obligations of Emerald and the Thrift Subsidiary under its Executive Supplemental Benefit Agreements dated January 1, 1995 and dated July 15, 1997 relating to Messrs. Perciak and Ziegler (the "SERPs"). Messrs. Perciak and Ziegler acknowledge and agree that there will be no vesting of benefits thereunder by reason of a change in control and no payments to other officers shall be made in any manner that would result in an "excess parachute payment" (as defined in Section 280G of the Code).

C. (i) From and after the Effective Time, Fifth Third shall assume the obligations of Emerald and Thrift Subsidiary or any of their subsidiaries arising under applicable Ohio and Federal law in existence as of the date hereof or as amended prior to the Effective Time and under the Emerald Articles of Incorporation and Code of Regulations or Thrift Subsidiary Articles of Incorporation, Constitution or Bylaws as in effect on the date hereof to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who become, prior to the Effective Time, an officer or director of Emerald, Thrift Subsidiary, or any of their subsidiaries (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fifth Third) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Emerald, the Thrift Subsidiary or any of their subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time (including, without limitation, the merger and the transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. Fifth Third shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under the Emerald Articles of Incorporation or Code of Regulations or Thrift Subsidiary's Articles of Incorporation, Constitution or Bylaws. Fifth Third's assumption of the indemnification obligations of Emerald, Thrift Subsidiary or any of their subsidiaries as provided herein shall continue for a period of three years after the Effective Time or, in the case of claims asserted prior to the fifth anniversary of the Effective Time until such matters are finally resolved. Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim shall notify Fifth Third (but the failure to so notify Fifth Third shall not relieve Fifth Third from any liability which Fifth Third may have under this section except to the extent Fifth Third is materially prejudiced thereby). Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each matter under this section unless there is, under applicable standards of professional conduct, a conflict on any one significant issue between the positions of any two or more Indemnified Parties.

         (ii) From and after the Effective Time, the directors, officers and employees of Emerald and its subsidiaries who become directors, officers or employees of Fifth Third or any of its subsidiaries, except for the indemnification rights set forth in subparagraph (i) above, shall have indemnification rights with prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers or employees of Fifth Third or the subsidiary by which such person is employed are entitled under the provisions of the Articles of Incorporation of Fifth Third or similar governing documents of Fifth Third or its applicable subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

         (iii) The obligations of Fifth Third provided under this Section VII.C. are intended to benefit, and be enforceable against Fifth Third directly by, the Indemnified Parties, and shall be binding on all respective successors of Fifth Third.

         (iv) Fifth Third shall also purchase and keep in force for a three (3) year period, a policy of directors' and officers' liability insurance to provide coverage for acts or omissions of the type currently covered by Emerald's existing directors' and officers' liability insurance for acts or omission occurring on or prior to the Effective Time, but only to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided thereby. It is agreed that such costs shall be commercially reasonable so long as they do not exceed 150% of the costs currently paid for such coverage by Emerald.

D. Fifth Third will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it by Emerald concerning Emerald or the Thrift Subsidiary. Emerald will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it concerning Fifth Third or any of its affiliates. In the event the Merger is not completed, all non-public financial statements, documents and materials, and all copies thereof, shall be returned to Emerald or Fifth Third, as the case may be, and shall not be used by Fifth Third or Emerald, as the case may be, in any way detrimental to Emerald or Fifth Third.

E. All notices, requests, consents, and demands under this Agreement shall be in writing and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid, or by confirmed air courier, and addressed, if to Emerald to Mr. Thomas P. Perciak, President and CEO, Emerald Financial Corp., 14092 Pearl Road, P.O. Box 360515, Strongsville, Ohio 44136-8706, with a copy to Francis X. Grady, Esq., Grady & Associates, 20800 Center Ridge Road, Suite 116, Rocky River, Ohio 44116-4306; and, if to Fifth Third, to Mr. George A. Schaefer, Jr., President and Chief Executive Officer, Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, with a copy to Paul L. Reynolds, Esq., Senior Vice President and General Counsel, Fifth Third Bank, Legal Division, 38 Fountain Square Plaza, M.D. 10AT76, Cincinnati, Ohio 45263. Such notices shall be deemed to be received when delivered in person or when deposited in the mail by certified mail, return receipt requested with postage prepaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be sent by certified mail, postage pre-paid, return receipt requested.

F. This Agreement, together with the written instruments specifically referred to herein and such other written agreements delivered by Fifth Third or Emerald to each other pursuant hereto, constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to
Section X hereof.

G. During the period from the date of this Agreement to the Effective Time, except with the prior approval of Fifth Third, Emerald shall not, and shall not permit its representatives to, directly or indirectly, subject to the exercise by the Directors of Emerald of their fiduciary duties, initiate, solicit, negotiation with, encourage discussions with, provide information to, or agree to a transaction with, any corporation, partnership, person or other entity or group concerning any merger of either Emerald or the Thrift Subsidiary or any sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving Emerald or the Thrift Subsidiary (any such transaction being referred to herein as an "Acquisition Transaction"). Emerald promptly shall communicate to Fifth Third the terms of any proposal which it may receive in respect of an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussions with respect thereto.

H. Fifth Third and Emerald shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after Closing Date, this subsection shall be of no further force or effect.

I. Following the satisfaction of all conditions to closing the Merger, other than the expiration of any waiting period required by any regulatory agency after its approval of the Merger is issued before the transaction may be consummated and conditions which are only capable of being satisfied at closing, upon the request of Fifth Third and at the sole option of Fifth Third, Emerald and the Thrift Subsidiary shall execute and deliver to Midwest Payment Systems, Inc. ("MPS") an agreement to convert all electronic funds transfer ("EFT") related services to MPS and the Jeanie(R) system. Such Agreement shall provide that MPS will be the exclusive provider of such services to Emerald and Thrift Subsidiary for a period of five (5) years from the date such agreements are executed. Fifth Third agrees that the cost of the conversion of Emerald and Thrift Subsidiary to EFT provided by MPS and conversion to the Jeanie(R) system (including, without limitation, the cost of all card reissue, signage and penalties relating to terminating its current EFT relationships) will be paid by Fifth Third. Fifth Third further agrees that the costs and fees to Emerald and the Thrift Subsidiary for the Jeanie(R) service shall not exceed those charged by the current EFT service provider of Emerald and the Thrift Subsidiary, subject to any increases in such costs and fees which would otherwise be permitted under their current EFT processing agreements. In the event this Agreement is terminated pursuant to Article VIII hereof for any reason except a material breach or default by Emerald, and if, in such instance, Emerald desires to convert to another provider of EFT services, Fifth Third shall pay all costs and expenses associated with such conversion, provided, however, such costs and expenses are reasonable when compared to costs and expenses ordinarily charged in the EFT services industry. In no event shall Emerald or the Thrift Subsidiary be required to take any actions pursuant to this Paragraph I or otherwise under this Agreement that are contrary to any applicable law, regulation, rule or order or which constitute a breach of the fiduciary duties of the directors of Emerald or the Thrift Subsidiary.

J. Fifth Third and Emerald shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems required by law, and provided, further, however, that Fifth Third shall not be required to incorporate any comments from Emerald into such releases or public filings unless determined to be appropriate by Fifth Third in good faith.

K. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and counsel, without reduction or modification in the number of shares of Fifth Third Common Stock to be issued hereunder. The expenses of printing and mailing the prospectus/proxy statement shall be paid by Fifth Third.

L. 1. Between the date hereof and the Closing Date, Emerald shall promptly advise Fifth Third in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Emerald and its subsidiaries, taken as a whole.

         2. Between the date hereof and the Closing Date, Fifth Third shall promptly advise Emerald in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Fifth Third and its subsidiaries, taken as a whole.

M. Each party hereto will promptly notify the other party in writing of the occurrence of any event which will or may result in the failure to satisfy any material condition precedent set forth in this Agreement. Between the date of this Agreement and the Closing Date, each party hereto will notify the other of the satisfaction of such material conditions precedent as they occur.

VIII.    TERMINATION

A. This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by Fifth Third to Emerald or by Emerald to Fifth Third in the following instances:

         1. By Fifth Third or Emerald, if there has been to the extent contemplated in Section VI.B.1. and 2. and Section VI.C.1. and 2. herein, a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentations, breach or failure to comply has not been cured (if capable of cure) within thirty (30) days after receipt of written notice, provided, the party in default shall have no right to terminate for its own default.

         2. By Fifth Third or Emerald, in each case taken as a whole, if the business or assets or financial condition of the other party shall have materially and adversely changed from that in existence at December 31, 1998, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles, changes in interest rates, economic or financial conditions affecting the banking or thrift industry generally or changes that may occur as a consequence of actions or inactions that either party hereto is expressly obligated to take under this Agreement.

         3. By Fifth Third or Emerald, if the merger transaction contemplated herein has not been consummated by October 31, 1999, provided the terminating party is not in material breach or default of any representations, warranty or covenant contained herein on the date of such termination.

         4. By the mutual written consent of Fifth Third and Emerald.

         5. By Fifth Third if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Fifth Third to effect the Merger set forth in Sections VI.A. and
B. herein and non-compliance is not waived by Fifth Third.

         6. By Emerald if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions of the obligations of Emerald to effect the Merger as set forth in Sections VI.A. and C. herein and non-compliance is not waived by Emerald.

         7. By Emerald if the average of the closing price of Fifth Third Common Stock for the thirty (30) trading days ending five (5) trading days before the Effective Time is less than $45 per share.

         8. By Fifth Third if the average of the closing price of Fifth Third Common Stock for the thirty (30) trading days ending five (5) trading days before the Effective Time is greater than $85 per share.

B. If Emerald shareholders, acting at a meeting held for the purpose of voting upon this Agreement, fail to approve such agreement in the manner required by law, then this Agreement shall be deemed to be automatically terminated.

C. Upon termination as provided in this Section, this Agreement, except for the provisions of Paragraphs D, H, J and K of Section VII hereof shall be void and of no further force or effect, and, except as provided in Paragraph H of Section VII hereof, neither party hereto not in material breach or default of its representations, warranties and covenants hereunder shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction; provided that no such termination shall relieve a breaching party from liability for any uncured willful breach of a covenant, undertaking, representation or warranty giving rise to such termination.

IX.      CLOSING AND EFFECTIVE TIME

The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held at the offices of Fifth Third in Cincinnati, Ohio on a Friday which is as soon as is reasonably possible following the date that all of the conditions precedent to closing set forth in Section VI hereof, including the waiting period required by any banking or bank holding company regulatory agency after its approval of the Merger is issued before the transaction may be consummated, have been fully met or effectively waived (the "Closing Date"). Pursuant to the filing of articles or a certificate of merger (which shall be acceptable to Emerald and Fifth Third) with the Secretary of the State of Ohio in accordance with law and this Agreement, the Merger provided for herein shall become effective at the close of business on said day (the "Effective Time"). By mutual agreement of the parties, the closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the Effective Time) may be changed by such mutual agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

X.       AMENDMENT

This Agreement may be amended, modified or supplemented by the written agreement of Emerald and Fifth Third upon the authorization of each company's respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of Emerald, but after any such approval by the shareholders of Emerald no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement.

XI.      GENERAL

This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but except as specifically set forth herein none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto; provided, however, that the merger or consolidation of Fifth Third shall not be deemed an assignment hereunder if Fifth Third is the surviving corporation in such merger or consolidation and its Common Stock shall thereafter continue to be publicly traded and issuable to Emerald shareholders pursuant to the terms of this Agreement.

XII.     COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Affiliation Agreement as of the date hereinabove set forth.

                                                FIFTH THIRD BANCORP

(SEAL)                                       By: /s/ P. Michael Brumm
                                                ---------------------------
                                                P. Michael Brumm
                                                Executive Vice President

                                         Attest: /s/ Paul L. Reynolds
                                                ---------------------------
                                                Paul L. Reynolds
                                                Assistant Secretary


                                                EMERALD FINANCIAL CORP.

(SEAL)                                       By: /s/ Thomas P. Perciak
                                                ---------------------------
                                                Thomas P. Perciak
                                                President

                                         Attest: /s/ Paula M. Deway
                                                ---------------------------
                                                Paula M. Deway
                                                Secretary

                                                                    APPENDIX A


           [Substantive Provisions of Legal Opinion to be provided by ______________________ may be issued in ABA Opinion Accord format]



                                            , 1999
                              --------------


Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio  45263

Gentlemen:

[Introductory Paragraph to be included]

We are of the opinion that:

1. Emerald Financial Corp. ("Emerald") is duly incorporated, validly existing and in good standing as a corporation under the corporate laws of the State of Ohio and has all the requisite corporate power and authority to consummate the Merger.

2. Emerald is a registered savings and loan holding company under the Home Owners' Loan Act, 12 U.S.C. Sections 1467a et seq., as amended, and has all requisite corporate power and authority to conduct the business in which it is engaged as such business is described in Emerald's Annual Report on Form 10-K for the year ended December 31, 1998.

3. The Strongsville Savings Bank ("Thrift Subsidiary") is duly incorporated and validly existing as a savings association organized and existing under the laws of the State of Ohio and has all the requisite corporate power and authority to conduct the savings association business in which it is engaged as such business is described in Emerald's Annual Report on Form 10-K for the year ended December 31, 1998.

4. The Affiliation Agreement and the Merger have been duly approved and adopted by the Board of Directors and shareholders of Emerald as required by law and by the Articles of Incorporation and Code of Regulations of Emerald.

5. The Affiliation Agreement has been duly executed and delivered by Emerald and (assuming due approval and execution thereof by Fifth Third) constitutes the valid and binding obligation of Emerald enforceable against Emerald in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance of other laws relating to or from time to time affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation and (ii) the availability of certain remedies may be precluded by general principles of equity.

6. The execution, delivery and performance of the Affiliation Agreement does not violate (i) the Articles of Incorporation or Code of Regulations of Emerald, or (ii) the Articles of Incorporation, Constitution or Code of Regulations of Thrift Subsidiary.

7. All issued and outstanding shares of the capital stock of Emerald have been duly authorized and validly issued (assuming the receipt of proper consideration therefor) and are nonassessable. To our actual knowledge, Emerald owns of record all of the ______________ , outstanding shares of the capital stock of Thrift Subsidiary.

8. To our actual knowledge, all approvals required to be obtained by Emerald or Thrift Subsidiary in connection with the Merger provided for in the Affiliation Agreement have been obtained from the appropriate regulatory authorities.



                                                 Very truly yours,

                                                                    APPENDIX B

                                                              Paul L. Reynolds
                                                                       Counsel



                                       , 1999
                           -----------


Emerald Financial Corp.
14092 Pearl Road
Strongsville, Ohio  44136

Gentlemen:

The undersigned has acted as counsel to Fifth Third Bancorp in connection with the transactions provided for in the Affiliation Agreement dated as of February , 1999, ("Affiliation Agreement") by and between Fifth Third Bancorp ("Fifth Third") and Emerald Financial Corp. ("Emerald"). This opinion is rendered to you pursuant to paragraph 3 of Section VI.C. of the Affiliation Agreement.

I have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of such statutes, regulations, documents, corporate records, and certificates of public officials and corporate officers as we have deemed necessary for the purposes of this opinion, including but not limited to the following: (a) the Second Amended Articles of Incorporation of Fifth Third, as amended; (b) the Code of Regulations, as amended, of Fifth Third; and, (c) the record of all actions taken by the Board of Directors and Executive Committee of the Board of Directors of Fifth Third in connection with any matters covered by this opinion.

I have made such examination of Ohio and Federal law as I deem relevant for the purposes of this opinion, but I have not made any review of the laws of any state other than Ohio. Accordingly, I express no opinion as to the laws of any state or jurisdiction other than the United States of America and the State of Ohio.

Based upon and subject to the foregoing, I am of the opinion that:


1. Fifth Third is duly incorporated, validly existing and in good standing as a corporation under the laws of Ohio, and has all the requisite power and authority to consummate the transactions provided for in the Affiliation Agreement. Fifth Third is a registered bank holding company under the Bank Holding

         Company Act of 1956, as amended, 12 U.S.C. Section 1841 et seq., and has all requisite corporate power and authority to conduct the business in which it is engaged and as now conducted by it.

2. The Affiliation Agreement and the transactions provided for therein have been duly approved by the Directors of Fifth Third, and no action is required to be taken by the shareholders of Fifth Third to authorize, approve or adopt the Affiliation Agreement or the transactions provided for therein.

3. The Affiliation Agreement has been duly executed and delivered by Fifth Third and constitutes the valid and binding obligation of Fifth Third enforceable against Fifth Third in accordance with its respective terms, except to the extent that (i) enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or from time to time affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation and (ii) the availability of certain remedies may be precluded by general principles of equity.

4. Fifth Third has taken all necessary and required corporate action to authorize the issuance or transfer of the shares of its Common Stock to be received by holders of the Common Stock of Emerald as a result of the merger of Emerald with and into Fifth Third and, when so issued or transferred, such shares will be legally and validly issued and outstanding, fully paid and nonassessable and will not upon such transfer or issuance be subject to the preemptive rights of any shareholder of Fifth Third, and such shares have been registered under the Securities Act of 1933, as amended.

5. The registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, Registration No. ________ (the "Registration Statement"), by Fifth Third to register the shares of Common Stock of Fifth Third being offered to the shareholders of Emerald in the merger provided for in the Affiliation Agreement has been declared effective and no stop order has been issued and no proceeding for the purpose has been initiated or, to my best knowledge, contemplated or threatened by the Securities and Exchange Commission.

6. The Registration Statement and the Proxy Statement/Prospectus included therein at the time it became effective complied as to form with the Securities Act of 1993, as amended, and the rules and regulations thereunder.

7. All necessary approvals for the transactions provided for in the Affiliation Agreement have been obtained from the appropriate regulatory authorities.


                                                   Very truly yours,

                                                   FIFTH THIRD BANCORP



                                                   Paul L. Reynolds
                                                   Counsel

                                                                    APPENDIX C

                            SEPARATION AGREEMENT AND
                          GENERAL RELEASE OF ALL CLAIMS
                        [Form for Employees 40 and over]

In consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, ______________, ("you") and Fifth Third Bank, Northwestern Ohio, N.A., including its officers, directors and predecessor, Emerald Financial Corp., and its subsidiaries and affiliates (collectively, "Fifth Third") agree as follows:

Your job assignments are eliminated as of ________, 199__. As a severance package, you are being offered an amount based on the Emerald Financial Corp., Severance Pay Plan which is incorporated herein by reference.

If you choose this, your written acceptance of this Agreement must be returned to _____________ no later than 8:00 a.m. on ,199__. If you observe these conditions and sign this Agreement, the terms and conditions hereof and of the Emerald Financial Corp. Severance Pay Plan become effective seven days after you sign this Agreement because you have a right to revoke your consent during the seven day period after signing. You are advised to consult with personal counsel of your choice before acting on this Agreement.

If you choose this, you also agree to fully cooperate with Fifth Third and its customers through the date that your job will be eliminated as described above. If you fail to cooperate to Fifth Third's satisfaction as reasonably determined by Fifth Third, you will be deemed to have voluntarily resigned your position, and the waiver and releases in favor of Fifth Third in this Agreement shall remain in full force and effect.

As additional consideration for receipt of the severance package, you, on your behalf and on behalf of your heirs, executors, successors, and assigns hereby release Fifth Third, as well as all of its officers, directors, executives, managers and employees, from any and all debts, claims, demands, rights, actions, causes of action, suits, or damages, whatsoever and of every kind of nature, whether known or unknown (collectively the "Claims"), against Fifth Third and the others released herein, which relate to or arose from your separation from Fifth Third as contemplated herein except to the extent such Claims cannot under applicable law be released. You also covenant not to sue or file or cause to be filed in any complaint with any federal, state or local agency or in any court against Fifth Third, or the others released herein, regarding any matter related to your separation from employment with Fifth Third, including but not limited to any Claims which you may have under Federal Law or any similar Ohio law, with respect to such separation, except to the extent such Claims cannot under applicable law be released.

You agree that apart from your discussions with your personal counsel and your immediate family, whom you will ask not to divulge the terms of this Agreement, you will not disclose, publicize or discuss either the terms of this Agreement or your employment with and termination from Fifth Third with anyone within or outside of Fifth Third unless required by subpoena or any other legal compulsion, and you will give immediate notice to Fifth Third of the receipt of any subpoena or other legal document which might call upon you to disclose either any of the contents of this Agreement or your employment with and termination from Fifth Third.

You represent and warrant that you have returned to Fifth Third the original and any copies of all keys, Fifth Third identification cards, charge cards, equipment, papers, reports, memorandum or other items of Fifth Third property on __________, 199__. You acknowledge that Fifth Third has returned to you all items of your personal property.

You and Fifth Third recognize and agree that nothing in this Agreement constitutes an admission of liability or wrongdoing by you or by Fifth Third or any of the others released herein.

Signed this ___ day of ____________, 199___.

                                                     Witnessed and accepted:

ACCEPTED AND AGREED TO:                              FIFTH THIRD BANK,
                                                     NORTHWESTERN OHIO, N.A.

------------------------------
(NAME)                                      BY:
                                               -------------------------------
                                            DATE:
                                                 -----------------------------

Effective Date:           , 199             Effective Date:            , 199
               ----------      -                           ------------     -

                                                                    APPENDIX C

                            SEPARATION AGREEMENT AND
                          GENERAL RELEASE OF ALL CLAIMS
                          [Form for Employees under 40]

In consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, _________________, ("you") and Fifth Third Bank, Northwestern Ohio, N.A., including its officers, directors and predecessor, Emerald Financial Corp. and its subsidiaries and affiliates, (collectively, "Fifth Third") agree as follows:

Your job assignments are eliminated as of ________, 199__. As a severance package, you are being offered an amount based on the Emerald Financial Corp. Severance Pay Plan which is incorporated herein by reference.

If you choose this, your written acceptance of this Agreement must be returned to _____________ no later than 8:00 a.m. on ________________,199__.

If you choose this, you also agree to fully cooperate with Fifth Third and its customers through the date that your job will be eliminated as described above. If you fail to cooperate to Fifth Third's satisfaction as reasonably determined by Fifth Third, you will be deemed to have voluntarily resigned your position, and the waiver and releases in favor of Fifth Third in this Agreement shall remain in full force and effect.

As additional consideration for receipt of the severance package, you, on your behalf and on behalf of your heirs, executors, successors, and assigns hereby release Fifth Third, as well as all of its officers, directors, executives, managers and employees, from any and all debts, claims, demands, rights, actions, causes of action, suits, or damages, whatsoever and of every kind of nature, whether known or unknown (collectively the "Claims"), against Fifth Third and the others released herein, which relate to or arose from your separation from Fifth Third as contemplated herein except to the extent such Claims cannot under applicable law be released. You also covenant not to sue or file or cause to be filed in any complaint with any federal, state or local agency or in any court against Fifth Third, or the others released herein, regarding any matter related to your separation from employment with Fifth Third, including but not limited to any Claims which you may have under Federal Law or any similar Ohio law, with respect to such separation, except to the extent such Claims cannot under applicable law be released.

You agree that apart from your discussions with your personal counsel and your immediate family, whom you will ask not to divulge the terms of this Agreement, you will not disclose, publicize or discuss either the terms of this Agreement or your employment with and termination from Fifth Third with anyone within or outside of Fifth Third unless required by subpoena or any other legal compulsion, and you will give immediate notice to Fifth Third of the receipt of any subpoena or other legal document which might call upon you to disclose either any of the contents of this Agreement or your employment with and termination from Fifth Third.

You represent and warrant that you have returned to Fifth Third the original and any copies of all keys, Fifth Third identification cards, charge cards, equipment, papers, reports, memorandum or other items of Fifth Third property on __________, 199__. You acknowledge that Fifth Third has returned to you all items of your personal property.

You and Fifth Third recognize and agree that nothing in this Agreement constitutes an admission of liability or wrongdoing by you or by Fifth Third or any of the others released herein.

Signed this ___ day of ____________, 199___.


                                                     Witnessed and accepted:
ACCEPTED AND AGREED TO:
                                                     FIFTH THIRD BANK,
                                                     NORTHWESTERN OHIO, N.A.
------------------------------
(NAME)                                      BY:
                                               -------------------------------

                                            DATE:
                                                 -----------------------------

Effective Date:             , 199           Effective Date:              , 199
               -------------     -                         --------------     -

                                                                     APPENDIX D


                                             , 1998
                           -----------------


Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263


Ladies and Gentlemen:

         I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Emerald Financial Corp., an Ohio corporation ("Emerald") as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or in SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Affiliation Agreement dated as of February ___, 1998 (the "Affiliation Agreement"), by and between Emerald and Fifth Third Bancorp, an Ohio corporation ("Fifth Third"), Emerald plans to merge with and into Fifth Third (the "Merger").

         I further understand that as a result of the Merger, I may receive shares of common stock, no par value per share, of Fifth Third ("Fifth Third Stock") (i) in exchange for shares of common stock, no par value per share, of Emerald ("Emerald Stock") or (ii) as a result of the exercise of options or other securities or obligations convertible into or exercisable or exchangeable for, or giving me the right to subscribe for or acquire, capital stock of Fifth Third or Emerald.

         I have carefully read this letter and reviewed the Affiliation Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Fifth Third Stock and Emerald Stock, to the extent I felt necessary, with my counsel or counsel for Emerald.

         I represent, warrant and covenant with and to Fifth Third that in the event I receive any Fifth Third Stock as a result of the Merger:

     1. I shall not make any sale, transfer, or other disposition of such Fifth Third Stock unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (c) in the opinion of counsel in form and substance reasonably satisfactory to Fifth Third, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

     2. I understand that Fifth Third is under no obligation to register the sale, transfer or other disposition of shares of Fifth Third Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     3. I understand that stop transfer instructions will be given to Fifth Third's transfer agent with respect to the shares of Fifth Third Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Fifth Third, a copy of which agreement is on file at the principal offices of Fifth Third."

     4. I understand that, unless transfer by me of the Fifth Third Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Fifth Third reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to Fifth Third (a) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Fifth Third, to the effect that such legend is not required for purposes of the Act, or (b) evidence or representations satisfactory to Fifth Third that the Fifth Third Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

         I further represent, warrant and covenant with and to Fifth Third that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Emerald Stock or Fifth Third Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as Fifth Third notifies me that results covering at least 30 days of combined operations of Emerald and Fifth Third after the Merger have been published by Fifth Third. I understand that Fifth Third is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

         I further understand and agree that this letter agreement shall apply to all shares of Emerald Stock and Fifth Third Stock that I am deemed to beneficially own pursuant to applicable federal securities laws.

         I also understand that the Merger is intended to be treated as a "pooling of interests" for accounting purposes, and I agree that if Emerald or Fifth Third advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Emerald Stock or Fifth Third Stock in order for Fifth Third to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                               Very truly yours,



                                               By
                                                 ----------------------------

                                               Name
                                                   --------------------------


Accepted this ____ day of _______________, 1999

         FIFTH THIRD BANCORP

By:
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------

                                                                    APPENDIX E

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of _____________, 1999, by and between FIFTH THIRD BANK, NORTHWESTERN OHIO, N.A., a national banking association (the "Company") and THOMAS P. PERCIAK (the "Employee").

                             W I T N E S S E T H :

WHEREAS, pursuant to the terms of an Affiliation Agreement, dated as of ___________, 1999 (the "Affiliation Agreement"), The Strongsville Savings Bank ("Strongsville") will merge with and into the Company with the Company as the surviving corporation; and,

WHEREAS, the services of the Employee are of a special, unique and unusual character which gives them distinctive value and the Company desires that the Employee continue after the merger to render services to the Company, in accordance with the terms and conditions set forth herein; and,

WHEREAS, the Employee desires to be employed by the Company pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits and covenants contained herein, it is hereby agreed as follows:

1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof on the date hereof (the "Effective Date") and expiring on the date three (3) years from the Effective Date (the "Expiration Date") or the Employee's employment with the Company is terminated as hereinafter provided. The term of the Employee's employment as set forth above is referred to herein as the "Employment Period".

2.       DUTIES.

         2.1 During the Employment Period, the Employee shall be employed by the Company in the position of Executive Vice President of the Company, and shall be subject to the general supervision, direction and control of the President and CEO of the Company. The Employee shall perform such duties as are customary and appropriate in such capacities or offices.

         2.2 It is understood and agreed that, without prior written approval from the Board (which approval shall not be unreasonably withheld), the Employee may not engage in any other business activities during the period of Employee's employment by the Company, whether or not for profit or other pecuniary advantage. Notwithstanding the foregoing, (a) nothing contained in this Section 2.2 shall preclude the Employee from any investment or activity that existed at the time of this Agreement and which was disclosed by the Employee to the Company; (b) the Employee may make personal financial investments after the date of this Agreement which do not involve any active participation on Employee's part if such investments are made in compliance with Section 5.2 below, and (c) the Employee may engage in charitable, educational, religious, civic, trade associations and similar types of activities, and (d) the Employee may serve on the board of directors of such other entities as may be approved by the Board; provided, however, that any such activities described in item (c) above must be reported promptly to the Board, and any such activities described in items (c) and (d) above (i) must not interfere with the business of the Company or any Affiliate (as defined in Section 2.3 below) or the performance of the Employee's duties under this Agreement, and (ii) must not conflict with the Company's or any Affiliate's policies concerning conflicts of interest. Any director's or other fees received by the Employee related to activities described in (a) and (d) above may be retained by such Employee.

         2.3 For purposes of this Agreement, an "Affiliate" of any person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The term "person", for purposes of this definition, shall include any corporation, partnership, limited liability company, trust or other entity but shall not include any individual. The Employee acknowledges that all references to an "Affiliate" of the Company shall include, without limitation, any of its direct or indirect wholly owned or majority-owned subsidiaries of Fifth Third Bancorp ("Fifth Third Bancorp").

3.       COMPENSATION.

         3.1 As consideration for the services that the Employee shall render hereunder, the Employee shall be entitled to the following, subject to the provisions of Section 4:

                  (a) Annual Salary - During the Employment Period Employee will receive an annual salary of $366,700 for the first twelve (12) months hereof; $383,800 for the second twelve (12) months hereof; and $401,500 for the final twelve (12) months hereof ("Annual Base Salary"). The Annual Base Salary will be payable in accordance with the standard payroll practices of the Company.

                  (b) Annual Bonus - During the Employment Period Employee will be eligible to receive an annual bonus equal to the following amounts: $238,355 with respect to the first twelve (12) months hereof; $249,470 with respect to the second twelve (12) months hereof; and $260,975 with respect to the final twelve (12) months hereof.

                  (c) The Employee shall be entitled to participate on a non-discriminatory basis with all other similarly situated employees of the Company, in any employee voluntary 401(k), insurance or medical insurance plan, or other benefit plan adopted by Fifth Third Bancorp, or an Affiliate of Fifth Third Bancorp and in effect from time to time, to the extent that such plan is made available to similarly situated employees of the Company and the Employee is eligible to participate in such plan under the applicable provisions thereof. Employee however, shall not participate in the Profit Sharing or Variable Compensation Plans. Employee may participate in the Fifth Third Bancorp Stock Option Plan at the discretion of the Company.

                  (d) Notwithstanding any provision contained herein or in the Affiliation Agreement, except for benefits under any severance plan and/or change-in-control agreement, the Employee shall retain any benefit that he had accrued under any employee benefit plan sponsored by Strongsville Savings Bank or any of its affiliates as of the day preceding the Effective Time (as defined in the Affiliation Agreement). By way of example, and not by way of limitation, the Employee shall be entitled to all pension, retirement and/or deferred compensation accrued under such plans or as of such date. Employee shall also continue vesting under the Executive Supplemental Benefit Agreement between Strongsville and Employee dated July 15, 1997 and the Executive Supplemental Benefit Agreement between Strongsville and Employee dated January 1, 1995 as amended pursuant to an amendment dated July 15, 1997. The vesting schedule which is part of those agreements is attached as Exhibit 1 hereto.

         3.2 The Employee shall be entitled to reimbursement privileges with respect to reasonable business expenses in accordance with the Company's standard reimbursement policy for employees of the Company.

         3.3 The Employee agrees that, unless otherwise approved in writing by the Board, the Employee shall not receive any additional compensation for serving as an officer or director of the Company.

4. TERMINATION. Employment under this Agreement shall terminate prior to the Expiration Date upon the occurrence of any of the following events:

         4.1 Mutual Agreement. In the event of the mutual agreement of the parties to the termination of the Employee's employment with the Company under this Agreement (other than pursuant to the sole decision of Employee to resign other than a Resignation for Good Reason pursuant to Section 4.4) the parties shall mutually agree as to the treatment of compensation and benefits to be paid hereunder.

         4.2      Death or Total Disability.

                  (a) The Employee's employment with the Company under this Agreement shall terminate in the event of the death or Total Disability (as defined below) of the Employee.

                  (b) In the event of Death or Total Disability, Employee (or Employee's estate in the event of death) shall be entitled to receive Annual Base Salary, as described in Section 3.1(a) for the remaining term of this Agreement; and the Annual Bonus payable with respect to the year during which the Agreement was terminated prorated for the number of months during that year of the Agreement that this Agreement remained in effect (for example if the Employee's employment is terminated pursuant to this Section after six months of any year that this Agreement is in effect, Employee will be entitled to one-half of his Annual Bonus for that year).

                  (c) For the purposes of this Agreement, "Total Disability" shall be deemed to have the meaning set forth in any long term disability insurance plans in which Employee participates, or, if no such plan is in place, when the Employee shall have been unable to perform the duties of the Employee's employment by reason of illness or incapacity for a period of ninety (90) consecutive days or for a period of one hundred twenty (120) days in any period of fifty-two
                           (52) consecutive weeks, all as determined in good faith by the Board.

         4.3      Termination for Cause.

                  (a) The Employee's employment with the Company under this Agreement may be terminated by the Company for Cause, at any time upon written notice from the Company to the Employee. For purposes of this Agreement, the term "Cause" shall be defined as: (i) personal dishonesty; (ii) incompetence; (iii) material breach of any provision of this Agreement; (iv) breach of fiduciary duty involving personal profit; (v) intentional failure to perform stated duties; (vi) a material breach of the reasonable policies and procedures for the operation of the Company provided to the Employee by formal action of the Board; (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or (viii) willful misconduct.

                  (b) Upon any termination pursuant to Section 4.3(a) the Employee (i) shall be entitled to all accrued but unpaid Annual Base Salary under Section 3.1(a) through the date of termination, and (ii) shall forfeit all entitlements to unpaid Annual Base Salary and Annual Bonus and all related benefits and all benefits vested in the Employee prior to termination (unless the applicable benefits plan provides for loss of vested benefits in the event of a termination for Cause).

                  (c) (i) For the purposes of Paragraph 4.3(a)(i), "incompetence" shall mean the Employee's inability to perform his duties hereunder due to insufficient knowledge or skills; when determining incompetence, the Board shall measure the Employee's acts and omissions against standards then prevailing in the banking industry. (ii) For purposes of Paragraph 4.3(a)(vii) and 4.3(a)(viii), no act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. (iii) For purposes of Paragraph 4.3(a)(vii), a cease-and-desist order shall not become final until exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

                  (d) The Employee shall not be deemed to have been terminated for cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board) , finding that in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in the second sentence of this Paragraph 4.3(a) and specifying the particulars thereof in detail. In no event will the Employee be subject to termination for cause pursuant to Paragraph 4.3(a)(iii) above unless the Employee shall have failed to cure, correct or prevent the alleged breach within thirty (30) days after such resolution has been delivered to the Employee.

         4.4 Termination Other Than for Cause; Resignation by the Employee for Good Reason. If the Company terminates the Employee's employment for any reason other than Cause (as defined in Section 4.3) or in the event of the Employee's Resignation for Good Reason, the Employee shall be entitled to receive Annual Base Salary, as described in Section 3.1(a) for the remaining term of this Agreement; and the Annual Bonus payable with respect to the year during which the Agreement was terminated prorated for the number of months during that year of the Agreement that this Agreement remained in effect (for example if the Employee's employment is terminated pursuant to this Section after six months of any year that this Agreement is in effect, Employee will be entitled to one-half of his Annual Bonus for that year). "Resignation for Good Reason" shall mean the termination of this Agreement by the Employee in the event that there is: (a) A change in the Employee's status, title, position or responsibilities (including reporting responsibilities) which, in the Employee's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Employee from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) disability, (ii) Cause, (iii) as a result of his death or (iv) by the Employee other than for Good Reason; (b) A reduction by the Company in the Employee's Annual Base Salary or Annual Bonus; (c) Requiring the Employee to be based at any place other than Strongsville, Ohio, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the date of this Agreement; (d) The adverse and substantial alteration in the nature and quality of the office space within which the Employee performs his duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Employee; (e) The failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement or benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him prior to the Effective Time and continued by the terms of this Agreement; (f) Any material breach by the Company of any provision of this Agreement; and (g) Removal of Employee as a member of the Board of the Company.

5. RESTRICTED ACTIVITIES. In consideration of the benefits to be derived by the Employee under this Agreement, and to preserve the goodwill associated with the business of the Company, the Employee hereby agrees to the following restrictions on the Employee's business activities:

         5.1      (a)      As a separate and independent covenant, the Employee
                           agrees that, during the Restricted Period (as defined below), the Employee shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Ohio, Kentucky, Indiana, Florida or Arizona, engage in providing Banking Services (as defined below) on behalf of any other business organization who is a competitor of the Company, (ii) provide Banking
                           Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with the Company's or any Affiliate's business relationships with any Client, (iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than the Company or an Affiliate relating to Banking
                           Business of any type, (v) endeavor or entice away from the Company any person who the Employee has actual knowledge that such person is, or was at any time during the period the Employee was employed by the Company or during the Restricted Period, employed by or associated with the Company as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions that may interfere with the Company's property rights in lists of Clients or otherwise diminish the value of such lists to the Company. Notwithstanding any provision contained in this Section 5.1(a), the restrictions contained herein shall not be applicable to any activity of the Employee's spouse or any of his children or other family members and shall not be applicable to any activity of the Employee which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

                  (b) The term "Restricted Period" shall mean the period beginning on the Effective Date and ending the earlier of: (i) two years after termination of Employee's employment; or (ii) three years from the Effective Date.

                  (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by the Company or its affiliates.

                  (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of the Company at the date of termination of employment or at any time during the two year period prior to the date of termination of Employee's employment, any potential clients who to Employee's actual knowledge, have been identified and contacted by a representative of the Company. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

         5.2 As a separate and independent covenant, the Employee agrees that, during the Restricted Period (as defined above), the Employee shall not, either for the Employee's own account or on behalf of any person or entity with which the Employee is associated or affiliated, without prior written approval from the Board, directly or indirectly, own, share in earnings of, or interest in the capital stock of any person, firm or business organization which shall do or attempt to do any of the activities described in Section 5.1, except in accordance with the Employee Investment Criteria set forth below. For purposes hereof, Employee Investment Criteria shall mean an investment in capital stock which meets all of the following criteria: (a) such capital stock is listed on any national or regional securities exchange or has been registered under Section 12(g) of the Exchange Act or constitutes securities of open end investment companies; (b) such investment does not exceed, in the case of any class of the capital stock of any one issuer, five percent (5%) of the issued and outstanding shares; and (c) such investment is in compliance with the Company's code of ethics. Notwithstanding any provisions contained in this Section 5.2, the restrictions contained herein shall not be applicable to any investment of the Employee or any investment of any person or entity with which the Employee is associated or affiliated which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

         5.3 The Employee agrees that, if Employee should breach any of the covenants of Section 5.1 or 5.2 above, the Restricted Periods for all such sections shall be extended by the length of time during which the Employee is in breach of any such covenant.

         5.4 The Employee and the Company agree that the periods of time and the scope applicable to the covenants of Sections 5.1 and 5.2 are reasonable and necessary to protect the legitimate business interests of the Company without unduly limiting the Employee's ability to obtain employment or otherwise earn a living at the same general level of economic benefit as anticipated by this Agreement. However, if such period or scope should be adjudged unreasonable in any judicial or other dispute resolution proceeding, then the period of time or scope shall be reduced by the extent deemed unreasonable, so that these covenants may be enforced during such period and for such scope as are adjudged to be reasonable.

         5.5 It is understood by and between the parties hereto that the covenants by the Employee set forth in this Section 5 are an essential element of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have entered into this Agreement and would not have entered into the Affiliation Agreement. The Company and the Employee have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company and its Affiliates.

6. CONFIDENTIALITY. The Employee agrees that the Employee will not, directly or indirectly, either during the period of the Employee's employment with the Company or any time thereafter, divulge or use any information regarding the business of the Company or any of its Affiliates (including, without limitation, confidential records, Client and customer lists, computer software, data, documents, operational methods, pricing and investment policies and trade know-how and secrets) compiled by, created by, obtained by, or furnished to, the Employee while the Employee is employed by or associated with the Company; provided, however, that this obligation to maintain confidentiality shall not apply to any such information which (a) was already in the Employee's possession prior to his employment with the Company or its predecessor, (b) is or become generally available to the public other than as a result of disclosure by the Employee in violation of this Agreement, or (c) is disclosed to the Employee on a nonconfidential basis from a source other than the Company and not known by the Employee to be subject to a confidentiality agreement between such source and the Company. All materials, records and documents (whether in writing or other tangible form, including electronic media) made by the Employee or coming into the Employee's possession concerning the business or affairs of the Company or any of its Affiliates shall be the sole property of the Company and its Affiliates. Upon the termination of the Employee's employment hereunder for any reason or upon the request of the Company during the Employment Period, the Employee shall promptly deliver such materials, records and documents, and all copies thereof, to the Company or to any Affiliate designated by the Company. The Employee's covenants contained in this
         Section 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable as provided in Section 7 following such termination.

7. SPECIFIC PERFORMANCE. The Employee's covenants contained in Sections 5 and 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable following such termination. Without intending to limit the remedies available to the Company, the Employee agrees that damages at law will be an insufficient remedy to the Company in the event that Employee violates any of the terms of Sections 5 and 6 and that the Company may apply for and is entitled to injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Sections, in each case without proof of actual damages. Notwithstanding any provision contained herein, in the event that the Employee violates any of the terms of Sections 5 or 6, he shall not (except if such violation constitutes grounds for Termination for Cause and results in reduction of benefits in the event of termination prior to the Expiration Date as set forth in such sections) forfeit any portion of either his Retirement Benefit, as described in Section 3.1(d); or his Incentive Award, as described in Section 3.1(c).

8. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that the execution of this Agreement by the Employee and the Employee's performance of the Employee's obligations hereunder will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

9. ASSIGNMENT. Neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Any merger or consolidation of the Company (or any direct or indirect parent thereof) or any sale or transfer of all or substantially all of the stock or assets of the Company (or any direct or indirect parent thereof) shall be deemed an assignment in violation of the terms of this Section 9. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and permitted assigns.

10. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

11. WAIVERS. Neither this Agreement nor any term or condition hereof or right hereunder may be waived or shall be deemed to have been waived or modified in whole or in party by any party or by the forbearance of any party to exercise any of its rights hereunder, except by written instrument executed by or on behalf of that party. The waiver by either party of a breach by the other party of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

12. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed effective (a) when delivered personally, (b) when sent by confirmed facsimile, (c) one (1) day after deposit with a commercial overnight courier with written verification of receipt, or
         (d) three (3) days after deposit in the United States mail by certified mail postage prepaid. All communications will be sent to the party to whom they are directed at the addresses set forth below:

         (a)      If to Employee:



         (b)      If to the Company:
                    Fifth Third
                    Bancorp 38
                    Fountain Square
                    Plaza Cincinnati,
                    Ohio 45263
                    Attention:
                    President & CEO


                  With Copies to:
                    Fifth Third Bancorp
                    38 Fountain Square Plaza
                    Cincinnati, Ohio 45263
                    Attention: General Counsel

         Any party may change the address to which such notices are to be sent by giving the other parties notice thereof in the manner set forth.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Period, and Employee specifically acknowledges that if Employee continues to be employed by the Company thereafter, Employee shall be an employee-at-will of the Company.

14. EFFECTIVENESS OF AGREEMENT. Although this Agreement has been executed by the parties as of the date written above, this Agreement shall become effective only and immediately upon consummation of the merger described in the Affiliation Agreement.

15. NO AMENDMENTS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

17. GENDER. Any masculine personal pronoun shall be considered to mean the corresponding feminine personal pronoun, as the context requires.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of law principles hereof.

20.      ARBITRATION. Except for the determination of disability provided for in
         Section 4.2, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

21. PAYMENT OF LEGAL FEES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) Employee's termination of employment including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or (ii) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           FIFTH THIRD BANK,
                                           NORTHWESTERN OHIO, N.A.


                                           By:
                                              -----------------------------

                                           Its:
                                               ----------------------------



                                           EMPLOYEE

                                           Thomas P. Perciak

                                                                    APPENDIX F

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of _____________, 1999, by and between FIFTH THIRD BANK, NORTHWESTERN OHIO, N.A., a national banking association (the "Company") and JOHN F. ZIEGLER (the "Employee").

                              W I T N E S S E T H :

WHEREAS, pursuant to the terms of an Affiliation Agreement, dated as of ___________, 1999 (the "Affiliation Agreement"), The Strongsville Savings Bank ("Strongsville") will merge with and into the Company with the Company as the surviving corporation; and,

WHEREAS, the services of the Employee are of a special, unique and unusual character which gives them distinctive value and the Company desires that the Employee continue after the merger to render services to the Company, in accordance with the terms and conditions set forth herein; and,

WHEREAS, the Employee desires to be employed by the Company pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits and covenants contained herein, it is hereby agreed as follows:

1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof on the date hereof (the "Effective Date") and expiring on the date three (3) years from the Effective Date (the "Expiration Date") or the Employee's employment with the Company is terminated as hereinafter provided. The term of the Employee's employment as set forth above is referred to herein as the "Employment Period".

2.       DUTIES.

         2.1 During the Employment Period, the Employee shall be employed by the Company in the position of Vice President of the Company, and shall be subject to the general supervision, direction and control of the President and CEO of the Company. The Employee shall perform such duties as are customary and appropriate in such capacities or offices.

         2.2 It is understood and agreed that, without prior written approval from the Board (which approval shall not be unreasonably withheld), the Employee may not engage in any other business activities during the period of Employee's employment by the Company, whether or not for profit or other pecuniary advantage. Notwithstanding the foregoing, (a) nothing contained in this Section 2.2 shall preclude the Employee from any investment or activity that existed at the time of this Agreement and which was disclosed by the Employee to the Company; (b) the Employee may make personal financial investments after the date of this Agreement which do not involve any active participation on Employee's part if such investments are made in compliance with Section 5.2 below, and (c) the Employee may engage in charitable, educational, religious, civic, trade associations and similar types of activities, and (d) the Employee may serve on the board of directors of such other entities as may be approved by the Board; provided, however, that any such activities described in item (c) above must be reported promptly to the Board, and any such activities described in items (c) and (d) above (i) must not interfere with the business of the Company or any Affiliate (as defined in Section 2.3 below) or the performance of the Employee's duties under this Agreement, and (ii) must not conflict with the Company's or any Affiliate's policies concerning conflicts of interest. Any director's or other fees received by the Employee related to activities described in (a) and (d) above may be retained by such Employee.

         2.3 For purposes of this Agreement, an "Affiliate" of any person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The term "person", for purposes of this definition, shall include any corporation, partnership, limited liability company, trust or other entity but shall not include any individual. The Employee acknowledges that all references to an "Affiliate" of the Company shall include, without limitation, any of its direct or indirect wholly owned or majority-owned subsidiaries of Fifth Third Bancorp ("Fifth Third Bancorp").

3.       COMPENSATION.

         3.1 As consideration for the services that the Employee shall render hereunder, the Employee shall be entitled to the following, subject to the provisions of Section 4:

                  (a) Annual Salary - During the Employment Period Employee will receive an annual salary of $213,800 for the first twelve (12) months hereof; $224,200 for the second twelve (12) months hereof; and $237,500 for the final twelve (12) months hereof ("Annual Base Salary"). The Annual Base Salary will be payable in accordance with the standard payroll practices of the Company.

                  (b) Annual Bonus - During the Employment Period Employee will be eligible to receive an annual bonus equal to the following amounts: $138,970 with respect to the first twelve (12) months hereof; $145,730 with respect to the second twelve (12) months hereof; and $154,375 with respect to the final twelve (12) months hereof.

                  (c) The Employee shall be entitled to participate on a non-discriminatory basis with all other similarly situated employees of the Company, in any employee voluntary 401(k), insurance or medical insurance plan, or other benefit plan adopted by Fifth Third Bancorp, or an Affiliate of Fifth Third Bancorp and in effect from time to time, to the extent that such plan is made available to similarly situated employees of the Company and the Employee is eligible to participate in such plan under the applicable provisions thereof. Employee however, shall not participate in the Profit Sharing or Variable Compensation Plans. Employee may participate in the Fifth Third Bancorp Stock Option Plan at the discretion of the Company.

                  (d) Notwithstanding any provision contained herein or in the Affiliation Agreement, except for benefits under any severance plan and/or change-in-control agreement, the Employee shall retain any benefit that he had accrued under any employee benefit plan sponsored by Strongsville Savings Bank or any of its affiliates as of the day preceding the Effective Time (as defined in the Affiliation Agreement). By way of example, and not by way of limitation, the Employee shall be entitled to all pension, retirement and/or deferred compensation accrued under such plans or as of such date. Employee shall also continue vesting under the Executive Supplemental Benefit Agreement between Strongsville and Employee dated July 15, 1997 and the Executive Supplemental Benefit Agreement between Strongsville and Employee dated January 1, 1995 as amended pursuant to an amendment dated July 15, 1997. The vesting schedule which is part of those agreements is attached as Exhibit 1 hereto.

         3.2 The Employee shall be entitled to reimbursement privileges with respect to reasonable business expenses in accordance with the Company's standard reimbursement policy for employees of the Company.

         3.3 The Employee agrees that, unless otherwise approved in writing by the Board, the Employee shall not receive any additional compensation for serving as an officer or director of the Company.

4. TERMINATION. Employment under this Agreement shall terminate prior to the Expiration Date upon the occurrence of any of the following events:

         4.1 Mutual Agreement. In the event of the mutual agreement of the parties to the termination of the Employee's employment with the Company under this Agreement (other than pursuant to the sole decision of Employee to resign other than a Resignation for Good Reason pursuant to Section 4.4) the parties shall mutually agree as to the treatment of compensation and benefits to be paid hereunder.

         4.2      Death or Total Disability.

                  (a) The Employee's employment with the Company under this Agreement shall terminate in the event of the death or Total Disability (as defined below) of the Employee.

                  (b) In the event of Death or Total Disability, Employee (or Employee's estate in the event of death) shall be entitled to receive two-thirds (2/3) of Annual Base Salary, as described in Section 3.1(a) for the remaining term of this Agreement; and the Annual Bonus payable with respect to the year during which the Agreement was terminated prorated for the number of months during that year of the Agreement that this Agreement remained in effect (for example if the Employee's employment is terminated pursuant to this Section after six months of any year that this Agreement is in effect, Employee will be entitled to one-half of his Annual Bonus for that year).

                  (c) For the purposes of this Agreement, "Total Disability" shall be deemed to have the meaning set forth in any long term disability insurance plans in which Employee participates, or, if no such plan is in place, when the Employee shall have been unable to perform the duties of the Employee's employment by reason of illness or incapacity for a period of ninety (90) consecutive days or for a period of one hundred twenty (120) days in any period of fifty-two
                           (52) consecutive weeks, all as determined in good faith by the Board.

4.3      Termination for Cause.

                  (a) The Employee's employment with the Company under this Agreement may be terminated by the Company for Cause, at any time upon written notice from the Company to the Employee. For purposes of this Agreement, the term "Cause" shall be defined as: (i) personal dishonesty; (ii) incompetence; (iii) material breach of any provision of this Agreement; (iv) breach of fiduciary duty involving personal profit; (v) intentional failure to perform stated duties; (vi) a material breach of the reasonable policies and procedures for the operation of the Company provided to the Employee by formal action of the Board; (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or (viii) willful misconduct.

                  (b) Upon any termintion pursuant to Section 4.3(a) the Employee (i) shall be entitled to all accrued but unpaid Annual Base Salary under Section 3.1(a) through the date of termination, and (ii) shall forfeit all entitlements to unpaid Annual Base Salary and Annual Bonus and all related benefits and all benefits vested in the Employee prior to termination (unless the applicable benefits plan provides for loss of vested benefits in the event of a termination for Cause).

                  (c) (i) For the purposes of Paragraph 4.3(a)(i), "incompetence" shall mean the Employee's inability to perform his duties hereunder due to insufficient knowledge or skills; when determining incompetence, the Board shall measure the Employee's acts and omissions against standards then prevailing in the banking industry. (ii) For purposes of Paragraph 4.3(a)(vii) and 4.3(a)(viii), no act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. (iii) For purposes of Paragraph 4.3(a)(vii), a cease-and-desist order shall not become final until exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

                  (d) The Employee shall not be deemed to have been terminated for cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board) , finding that in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in the second sentence of this Paragraph 4.3(a) and specifying the particulars thereof in detail. In no event will the Employee be subject to termination for cause pursuant to Paragraph 4.3(a)(iii) above unless the Employee shall have failed to cure, correct or prevent the alleged breach within thirty (30) days after such resolution has been delivered to the Employee.

         4.4 Termination Other Than for Cause; Resignation by the Employee for Good Reason. If the Company terminates the Employee's employment for any reason other than Cause (as defined in Section 4.3) or in the event of the Employee's Resignation for Good Reason, the Employee shall be entitled to receive two-thirds (2/3) of Annual Base Salary, as described in Section 3.1(a) for the remaining term of this Agreement; and the Annual Bonus payable with respect to the year during which the Agreement was terminated prorated for the number of months during that year of the Agreement that this Agreement remained in effect (for example if the Employee's employment is terminated pursuant to this Section after six months of any year that this Agreement is in effect, Employee will be entitled to one-half of his Annual Bonus for that year). "Resignation for Good Reason" shall mean the termination of this Agreement by the Employee in the event that there is: (a) A change in the Employee's status, title, position or responsibilities (including reporting responsibilities) which, in the Employee's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Employee from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) disability, (ii) Cause, (iii) as a result of his death or (iv) by the Employee other than for Good Reason; (b) A reduction by the Company in the Employee's Annual Base Salary or Annual Bonus; (c) Requiring the Employee to be based at any place other than Strongsville, Ohio, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the date of this Agreement; (d) The adverse and substantial alteration in the nature and quality of the office space within which the Employee performs his duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Employee;
         (e) The failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement or benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him prior to the Effective Time and continued by the terms of this Agreement; and (f) Any material breach by the Company of any provision of this Agreement.

5. RESTRICTED ACTIVITIES. In consideration of the benefits to be derived by the Employee under this Agreement, and to preserve the goodwill associated with the business of the Company, the Employee hereby agrees to the following restrictions on the Employee's business activities:

         5.1      (a)      As a separate and independent covenant, the Employee
                           agrees that, during the Restricted Period (as defined below), the Employee shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Ohio, Kentucky, Indiana, Florida or Arizona, engage in providing Banking Services (as defined below) on behalf of any other business organization who is a competitor of the Company, (ii) provide Banking
                           Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with the Company's or any Affiliate's business relationships with any Client, (iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than the Company or an Affiliate relating to Banking
                           Business of any type, (v) endeavor or entice away from the Company any person who the Employee has actual knowledge that such person is, or was at any time during the period the Employee was employed by the Company or during the Restricted Period, employed by or associated with the Company as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions that may interfere with the Company's property rights in lists of Clients or otherwise diminish the value of such lists to the Company. Notwithstanding any provision contained in this Section 5.1(a), the restrictions contained herein shall not be applicable to any activity of the Employee's spouse or any of his children or other family members and shall not be applicable to any activity of the Employee which existed at the time of this Agreement and which was disclosed by the Employee to the Company.


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                  (b)      The term "Restricted Period" shall mean the period
                           beginning on the Effective Date and ending the earlier of: (i) two years after termination of Employee's employment; or (ii) three years from the Effective Date.

                  (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by the Company or its affiliates.

                  (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of the Company at the date of termination of employment or at any time during the two year period prior to the date of termination of Employee's employment, any potential clients who to Employee's actual knowledge, have been identified and contacted by a representative of the Company. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

         5.2 As a separate and independent covenant, the Employee agrees that, during the Restricted Period (as defined above), the Employee shall not, either for the Employee's own account or on behalf of any person or entity with which the Employee is associated or affiliated, without prior written approval from the Board, directly or indirectly, own, share in earnings of, or interest in the capital stock of any person, firm or business organization which shall do or attempt to do any of the activities described in Section 5.1, except in accordance with the Employee Investment Criteria set forth below. For purposes hereof, Employee Investment Criteria shall mean an investment in capital stock which meets all of the following criteria: (a) such capital stock is listed on any national or regional securities exchange or has been registered under Section 12(g) of the Exchange Act or constitutes securities of open end investment companies; (b) such investment does not exceed, in the case of any class of the capital stock of any one issuer, five percent (5%) of the issued and outstanding shares; and (c) such investment is in compliance with the Company's code of ethics. Notwithstanding any provisions contained in this Section 5.2, the restrictions contained herein shall not be applicable to any investment of the Employee or any investment of any person or entity with which the Employee is associated or affiliated which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

         5.3 The Employee agrees that, if Employee should breach any of the covenants of Section 5.1 or 5.2 above, the Restricted Periods for all such sections shall be extended by the length of time during which the Employee is in breach of any such covenant.

         5.4 The Employee and the Company agree that the periods of time and the scope applicable to the covenants of Sections 5.1 and 5.2 are reasonable and necessary to protect the legitimate business interests of the Company without unduly limiting the Employee's ability to obtain employment or otherwise earn a living at the same general level of economic benefit as anticipated by this Agreement. However, if such period or scope should be adjudged unreasonable in any judicial or other dispute resolution proceeding, then the period of time or scope shall be reduced by the extent deemed unreasonable, so that these covenants may be enforced during such period and for such scope as are adjudged to be reasonable.

         5.5 It is understood by and between the parties hereto that the covenants by the Employee set forth in this Section 5 are an essential element of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have entered into this Agreement and would not have entered into the Affiliation Agreement. The Company and the Employee have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company and its Affiliates.


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6.       CONFIDENTIALITY. The Employee agrees that the Employee will not, directly or indirectly, either during the period of the Employee's employment with the Company or any time thereafter, divulge or use any information regarding the business of the Company or any of its Affiliates (including, without limitation, confidential records, Client and customer lists, computer software, data, documents, operational methods, pricing and investment policies and trade know-how and secrets) compiled by, created by, obtained by, or furnished to, the Employee while the Employee is employed by or associated with the Company; provided, however, that this obligation to maintain confidentiality shall not apply to any such information which (a) was already in the Employee's possession prior to his employment with the Company or its predecessor, (b) is or become generally available to the public other than as a result of disclosure by the Employee in violation of this Agreement, or (c) is disclosed to the Employee on a nonconfidential basis from a source other than the Company and not known by the Employee to be subject to a confidentiality agreement between such source and the Company. All materials, records and documents (whether in writing or other tangible form, including electronic media) made by the Employee or coming into the Employee's possession concerning the business or affairs of the Company or any of its Affiliates shall be the sole property of the Company and its Affiliates. Upon the termination of the Employee's employment hereunder for any reason or upon the request of the Company during the Employment Period, the Employee shall promptly deliver such materials, records and documents, and all copies thereof, to the Company or to any Affiliate designated by the Company. The Employee's covenants contained in this
         Section 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable as provided in Section 7 following such termination.

7. SPECIFIC PERFORMANCE. The Employee's covenants contained in Sections 5 and 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable following such termination. Without intending to limit the remedies available to the Company, the Employee agrees that damages at law will be an insufficient remedy to the Company in the event that Employee violates any of the terms of Sections 5 and 6 and that the Company may apply for and is entitled to injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Sections, in each case without proof of actual damages. Notwithstanding any provision contained herein, in the event that the Employee violates any of the terms of Sections 5 or 6, he shall not (except if such violation constitutes grounds for Termination for Cause and results in reduction of benefits in the event of termination prior to the Expiration Date as set forth in such sections) forfeit any portion of either his Retirement Benefit, as described in Section 3.1(d); or his Incentive Award, as described in Section 3.1(c).

8. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that the execution of this Agreement by the Employee and the Employee's performance of the Employee's obligations hereunder will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

9. ASSIGNMENT. Neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Any merger or consolidation of the Company (or any direct or indirect parent thereof) or any sale or transfer of all or substantially all of the stock or assets of the Company (or any direct or indirect parent thereof) shall be deemed an assignment in violation of the terms of this Section 9. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and permitted assigns.

10. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

11. WAIVERS. Neither this Agreement nor any term or condition hereof or right hereunder may be waived or shall be deemed to have been waived or modified in whole or in party by any party or by the forbearance of any party to exercise any of its rights hereunder, except by written instrument executed by or on behalf of that party. The waiver by either party of a breach by the other party of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.



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12.      NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed effective (a) when delivered personally, (b) when sent by confirmed facsimile, (c) one (1) day after deposit with a commercial overnight courier with written verification of receipt, or
         (d) three (3) days after deposit in the United States mail by certified mail postage prepaid. All communications will be sent to the party to whom they are directed at the addresses set forth below:

         (a)      If to Employee:



         (b)      If to the Company:
                     Fifth Third
                     Bancorp 38
                     Fountain Square
                     Plaza Cincinnati,
                     Ohio 45263
                     Attention:
                     President & CEO


                  With Copies to:
                     Fifth Third Bancorp
                     38 Fountain Square Plaza
                     Cincinnati, Ohio 45263
                     Attention: General Counsel

         Any party may change the address to which such notices are to be sent by giving the other parties notice thereof in the manner set forth.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Period, and Employee specifically acknowledges that if Employee continues to be employed by the Company thereafter, Employee shall be an employee-at-will of the Company.

14. EFFECTIVENESS OF AGREEMENT. Although this Agreement has been executed by the parties as of the date written above, this Agreement shall become effective only and immediately upon consummation of the merger described in the Affiliation Agreement.

15. NO AMENDMENTS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.



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

16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

17. GENDER. Any masculine personal pronoun shall be considered to mean the corresponding feminine personal pronoun, as the context requires.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of law principles hereof.

20.      ARBITRATION. Except for the determination of disability provided for in
         Section 4.2, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

21. PAYMENT OF LEGAL FEES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) Employee's termination of employment including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or (ii) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                             FIFTH THIRD BANK,
                                             NORTHWESTERN OHIO, N.A.


                                             By:
                                                -----------------------------

                                             Its:
                                                 ----------------------------



                                                     EMPLOYEE

                                                 John F. Ziegler




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